UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

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Trans World Entertainment Corporation

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TRANS WORLD ENTERTAINMENT CORPORATION
38 Corporate Circle
Albany, New York 12203
(518) 452-1242

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

Date and Time	Wednesday, June 28, 2017, at 10:00 A.M., EDT
Place	Trans World Entertainment Corporation 38 Corporate Circle Albany, NY 12203
Items of Business	(1)	To elect six Directors to serve one year terms and until their successors are chosen and qualified;
	(2)	To approve the 2005 Long Term Incentive and Share Award Plan (as amended and restated April 5, 2017);
	(3)	To transact such other business as may properly come before the meeting or any adjournment or adjournments thereof.
Record Date	Shareholders of record as of May 12, 2017 are eligible to vote.
Proxy Voting

A proxy and return envelope, not requiring postage if mailed in the United States, are enclosed for your convenience. Please complete and return your proxy card as promptly as possible. All shareholders are cordially invited to attend the Annual Meeting. Whether or not you plan to attend the meeting, your vote is important. Prompt return of the proxy will assure a quorum is present at the annual meeting and save the Company expense.

By order of the Board of Directors,

Edwin J. Sapienza, Secretary

May 31, 2017

TRANS WORLD ENTERTAINMENT CORPORATION
38 Corporate Circle
Albany, New York 12203
(518) 452-1242

PROXY STATEMENT

This Proxy Statement is furnished to the shareholders of Trans World Entertainment Corporation, a New York corporation (the “Company”), in connection with the solicitation of proxies by the Board of Directors for use at the Annual Meeting of Shareholders of the Company to be held on June 28, 2017 (the “Annual Meeting”), and any adjournment or adjournments thereof. A copy of the notice of meeting accompanies this Proxy Statement. It is anticipated that the mailing of this Proxy Statement and the form of proxy/voting instruction card will commence on May 31, 2017.

As permitted by rules of the Securities and Exchange Commission (“SEC”), we are making our proxy material, which includes our notice of annual meeting, proxy statement and Annual Report on Form 10-K, available to our shareholders over the Internet. An electronic version of this proxy statement and the Company’s Annual Report on Form 10-K are available at www.envisionreports.com/TWEC.

VOTING SECURITIES

The Company has only one class of voting securities, its common stock, par value $.01 per share (the “Common Stock”). On May 12, 2017, the record date, 36,115,388 shares of Common Stock were outstanding. Each shareholder of record at the close of business on the record date will be entitled to one vote for each share of Common Stock owned on that date, as to each matter presented at the Annual Meeting.

QUORUM AND TABULATION OF VOTES

The By-Laws of the Company provide that a majority of the shares of our Common Stock entitled to vote at the Annual Meeting, present in person or by proxy, shall constitute a quorum at the Annual Meeting of Shareholders of the Company. An inspector from Computershare appointed by the Company will determine the presence of a quorum and will certify and tabulate the votes. Shares of Common Stock represented by a properly signed and returned proxy are considered as present at the Annual Meeting for purposes of determining a quorum. Shareholders of record who are present at the Annual Meeting, in person or by proxy, and who abstain from voting, including brokers holding customers’ shares of record who cause abstentions to be recorded at the Annual Meeting, will be included in the number of shareholders present at the Annual Meeting for purposes of determining whether a quorum is present. However, these shares will not be taken into account in determining the outcome of any of the proposals. A shareholder (including a broker) who does not give authority to a proxy to vote on a certain proposal will not be considered present and entitled to vote on that proposal. A broker non-vote occurs when a bank or broker holding shares of a beneficial shareholder does not vote on a particular proposal because it has not received instructions from the beneficial shareholder and the bank or broker does not have, or chooses not to exercise, discretionary voting power for that particular item.

If you are a beneficial owner and hold your shares in the name of a bank, broker or other holder of record and do not return the voting instruction card, the broker or other nominee may vote your shares on each matter at the Annual Meeting for which he or she has the requisite discretionary authority. If a shareholder does not give instructions to its broker as to how to vote the shares, the broker has authority under New York Stock Exchange rules to vote those shares for or against “routine” proposals without a voting registration card, brokers cannot vote on “non-routine” proposals. Under these rules, “Item 1—Election of Directors” and “Item 2—To approve the 2005 Long Term Incentive and Share Award Plan (as amended and restated April 5, 2017)” are considered “non-routine” proposals. We are subject to these rules even though shares of our common stock are traded on the NASDAQ Global Select Market. If a broker votes shares that are unvoted by its customers for or against a “routine” proposal, these shares are counted for the purpose of establishing a quorum and also will be counted for the purpose of determining the outcome of “routine” proposals. If a broker does not receive voting instructions as to a non-routine proposal, or chooses to leave shares unvoted on a routine proposal, a “broker non-vote” occurs and those shares will not be counted for determining the outcome of those proposals. Shares for which broker non-votes occur are considered not entitled to vote on the particular proposal, and effectively reduce the number of shares needed to approve that proposal.

Pursuant to the Company’s By-Laws, “Item 1—Election of Directors” election of the nominees will be determined by the affirmative vote of a plurality of the votes cast at the Annual Meeting, in person or by proxy on the proposal. With respect to the election of directors, votes may be cast “for” all nominees, “withheld” from all nominees, or “withheld” specifically from identified nominees.

“Item 2—To approve the 2005 Long Term Incentive and Share Award Plan (as amended and restated April 5, 2017)” will be determined by the affirmative vote of a majority of votes cast at the Annual General Meeting, in person or by proxy on the proposal. Under applicable New York law, in determining whether the 2005 Long Term Incentive and Share Award Plan (as amended and restated April 5, 2017) has received the requisite number of affirmative votes, abstentions will not be treated as votes cast, and will have no effect on the outcome of the vote.

As of the date of this proxy statement, our Board of Directors knows of no matters that will be presented for consideration at the annual meeting other than as described in this proxy statement. If any other matters shall properly come before the annual meeting or any adjournments or postponements of the annual meeting and shall be voted on, properly executed proxies will be deemed to confer discretionary authority on the individuals named as proxies therein to vote the shares represented by such proxies as to any of those matters. The persons named as proxies intend to vote in accordance with the recommendation of our Board of Directors or otherwise use their judgment.

A proxy may be revoked at any time prior to the voting at the Annual Meeting by submitting a later dated proxy (including a proxy by telephone), by giving timely written notice of such revocation to the Secretary of the Company or by attending the Annual Meeting and voting in person. However, if you hold any shares of Common Stock in “street name” (that is through a bank, broker or other nominee) you may not vote these shares in person at the Annual Meeting unless you bring with you a legal proxy from the holder of record of such shares.

The Company will pay the costs of soliciting, preparing, printing and mailing this Notice of Annual Meeting of Shareholders and Proxy Statement, the enclosed proxy card and the Company’s 2016 Annual Report to Shareholders. In accordance with the regulations of the SEC, we also reimburse brokerage firms and other custodians, nominees and fiduciaries for their reasonable expenses incurred in connection with their forwarding of proxies and proxy solicitation materials to beneficial owners of our Common Stock as of the record date. The solicitation of proxies will be conducted primarily by mail, but may also include the Internet, telephone, facsimile or oral communications by directors, officers or regular employees of the Company acting without special compensation. The Company will also request persons, firms and corporations holding shares in their names, or in the names of their nominees, which are beneficially owned by others, to send or cause to be sent proxy materials to, and obtain proxies from, such beneficial owners, and, on request, will reimburse such holders for their reasonable expenses in so doing.

PRINCIPAL SHAREHOLDERS

The only persons known to the Board of Directors to be the beneficial owners of more than five percent of the outstanding shares of Common Stock as of May 12, 2017, the record date, are indicated below:

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Class
The Robert J. Higgins TWMC Trust	14,279,715	(1)	39.5%
38 Corporate Circle Albany, New York 12203
Lloyd I. Miller, III	6,748,292	(2)	18.7%
3300 South Dixie Highway, Suite 1-565 West Palm Beach, 33405
Dimensional Fund Advisors Inc.	2,577,995	(3)	7.1%
Building One 6300 Bee Cave Road Austin, TX 78746
Josh Neblett	1,933,513	(4)	5.4%
38 Corporate Circle Albany, NY 12033

(1)	Based on Form 5, filed February 21, 2017, by The Robert J Higgins TWMC Trust.

(2)	Based on Form 13D/A, filed October 28, 2016, by Lloyd Miller.

(3)	Based on Form 13G/A, filed February 9, 2017, by Dimensional Fund Advisors Inc.

(4)	Based on Form 5, filed February 21, 2017, by Mr. Neblett. Includes 360,961 shares owned by the wife of Josh Neblett.

Item 1. Election of Directors

The Board of Directors (also referred to herein as the “Board”) has nominated six candidates for election as directors to hold office (subject to the Company’s By-Laws) for a one-year term expiring at the 2017 annual meeting of shareholders (the “2017 Meeting”) and until their successors have been elected and qualified.

The nominees will be elected by a plurality of the votes cast at the Annual Meeting in person or by proxy on the proposal.

If the nominees listed below should become unavailable for any reason, which management does not anticipate, the proxy will be voted for any substitute nominee who may be selected by the Nominating and Corporate Governance Committee of the Board prior to or at the Annual Meeting or, if no substitute is selected prior to or at the Annual Meeting, for a motion to reduce the membership of the Board to the number of nominees available. The information concerning the nominees and their security holdings has been furnished by them to the Company.

The biographies of each of the Directors contain applicable information regarding the person’s service as a director, business, educational, and other professional experience, director positions held currently or at any time during the last five years, and the experiences, qualifications, attributes or skills that caused the Board to determine that the person should serve as a director for the Company. The Company believes that the backgrounds and qualifications of its Directors, considered as a group, should provide the Company and Board with diverse business and professional capabilities, along with the experience, knowledge and other abilities that will allow the Board to fulfill its responsibilities.

Nominees for Election as Directors

Michael Feurer has been Chief Executive Officer of the Company since October 2014 and a Director since January 2016. Mr. Feurer most recently served as Chief Executive Officer and President of Vanity Stores from 2012 to 2014. Mr. Feurer’s prior experience includes nine years, from 2001 through 2010, at Coldwater Creek in various positions, including Senior Vice President Merchandising and Merchandise Operations and President, Strategic New Concepts. He also spent nine years at the Gap where he was responsible for Market Planning and Planning and Allocation for their Canadian, European, and Japanese markets. Mr. Feurer has extensive international and domestic retail experience gained through his positions at Coldwater Creek and Gap Inc., combined with the leadership skills developed as the Chief Executive Officer at Vanity Stores.

Martin Hanaka, has been the Operating Chairman at Ren’s Pets Depot since August 2016. Previously, Mr. Hanaka served as an Operating Partner at Highland Consumer Fund from August 2014 to August 2016 and was the Interim Chief Executive Officer and a Director of Guitar Center, Inc. from January 2013 to April 2013. Previously, Mr. Hanaka served as the Chairman of Golfsmith International Holdings, Inc. from April 2007 to November 2012 and was the Chief Executive Officer from June 2008 to November 2012. From September 1998 to August 2003, Mr. Hanaka served as the Chief Executive Officer of The Sports Authority Inc. and served as Chairman from November 1999 through June 2004. From August 1994 to October 1997, he served as the President and Chief Operating Officer of Staples Inc. and served as a member of the Board of Directors. He has served on a dozen public and private boards of directors, including the Company’s from 1998 through 2009. In addition to significant experience providing oversight as a director in various capacities, Mr. Hanaka contributes substantial experience in the retail sector.

Robert E. Marks has been the President of Marks Ventures, LLC, a private equity investment firm, since 1994. Mr. Marks is currently a director of Terra Income Fund 6 and Denny’s Corporation (“Denny’s”) and served as Chairman of the Board of Directors of Denny’s from 2004 to 2006; a member of the Board of Trustees of the Greenwich, Connecticut Public Library, and a member of the Board of Overseers of The International Rescue Committee. Mr. Marks has extensive finance, investment and executive compensation experience to share with the Board.

Michael Nahl is the retired Executive Vice President and Chief Financial Officer of Albany International Corp. Mr. Nahl joined Albany International Corp. in 1981 as Group Vice President, Corporate, served as Senior Vice President and Chief Financial Officer from 1983 to 2005 and was appointed as Executive Vice President in 2005. Mr. Nahl retired as Executive Vice President and Chief Financial Officer of Albany International Corp. in September 2009. Mr. Nahl has been Chairman of the Board of Lindsay Corporation since January 2015 and was a member of JPMorgan Chase and Company’s Regional Advisory Board from 1996 through 2010. Mr. Nahl has broad and extensive knowledge on accounting, disclosure, risk management, auditing and finance matters, as well as operational and strategic experience to share with our Board.

W. Michael Reickert, has been the managing member of Independent Family Office, LLC since 2005. Prior to founding Independent Family Office in 2005, Mr. Reickert was employed by The Ayco Company, LP. from 1986 to 2004 in various positions, including Executive Vice President. Mr. Reickert currently serves on the board of Albany Medical Center since 2011. Mr. Reickert provides the Board with financial and investment expertise. Mr. Reickert is a trustee of the Robert J. Higgins TWMC Trust, which is our largest shareholder, and is also trustee of various other trusts.

Michael B. Solow is a partner with Arnold & Porter Kaye Scholer LLP. Prior to its merger with Arnold and Porter LLP in 2016, Mr. Solow was the Co-Chairman and Managing Partner of Kaye Scholer LLP, an international law firm based in New York City, where he has practiced since January 2001 and was a member of the firm’s Executive Committee. Prior to joining Kaye Scholer LLP, Mr. Solow was a Partner and Practice Manager for the Financial Services Practice at Hopkins & Sutter, a Chicago, Illinois law firm. Mr. Solow has previously served on other corporate boards, including Camelot Music, Inc. Mr. Solow provides the Board with extensive legal and management experience, particularly his expertise in corporate finance and his experience in law firm management.

Executive Officers

The Company’s executive officers (other than Mr. Michael Feurer whose biographical information is included under “Item 1—Election of Directors” herein) are identified below.

John Anderson has been Chief Financial Officer of the Company since February 2013. Prior to being named Chief Financial Officer, Mr. Anderson was Acting Chief Financial Officer beginning July 2012. Prior to that, Mr. Anderson served in positions of increasing responsibility at Trans World for over 18 years, most recently serving as Controller from September 2006 to July 2012.

Bruce J. Eisenberg has been Executive Vice President of Real Estate since May 2001. He joined the Company in August of 1993 as Vice President of Real Estate and was named Senior Vice President of Real Estate in May 1995. Prior to joining the Company, Mr. Eisenberg was responsible for leasing, finance and construction of new regional mall development at The Pyramid Companies.

Chris Hoerenz, has been Chief Digital and Marketing Officer since July 2016. Mr. Hoerenz most recently served as Acting Chief Marketing Officer at Pave Inc, a digital lending company, from January 2016 to July 2016, and Acting Chief Business Officer for Eyeem Inc., a German based mobile company, from August 2015 to January 2016. Previously, Mr. Hoerenz has served as President e-commerce of Shutterstock Inc. from May 2014 through February 2015 and Chief Operating Officer of WhoSay, Inc. from September 2012 through April 2014.

Scott Hoffman has been Chief Merchandising Officer since July 2015. Mr. Hoffman most recently served as Executive Vice President of G.H. Bass & Co., a specialty retailer, from February 2014 to October 2014. Previously, Mr. Hoffman served as Executive Vice President and Chief Merchandising Officer for Finish Line, a leading athletic retailer, from September 2012 to September 2013. From 2009 through 2012, Mr. Hoffman served in various positions at Echo Design Group, a fashion designer and retailer, including Managing Director—Branded Sales, Private Label—Coach.

Josh Neblett has been employed by the Company as Chief Executive Officer of etailz, inc. since its acquisition by the Company in October 2016. Prior to the acquisition, Mr. Neblett served as the Chief Executive Officer of etailz since he founded the Company in 2008.

EQUITY OWNERSHIP BY DIRECTORS AND EXECUTIVE OFFICERS

The following table sets forth the beneficial ownership of Common Stock as of May 12, 2017, by each Director and Named Executive Officer of the Company and all Directors and executive officers as a group. All shares listed in the table are owned directly by the named individuals, unless otherwise indicated therein. The Company believes that the beneficial owners have sole voting and investment power over their shares, except as otherwise stated or as to shares owned by spouses.

Name	Positions With the Company	Age	Year First Elected as Director/ Officer	Direct Ownership		Shares that may be acquired within 60 days of May 12, 2017	Total Shares Beneficially Owned	Percent of Class
Michael B. Solow	Chairman of the Board	58	1999	16,294	(2)	12,408	28,702	*
Martin Hanaka	Director	68	2013	13,774		11,250	25,024	*
Robert E. Marks	Director	65	2012	35,602		15,000	50,602	*
Dr. Joseph Morone	Director	64	1997	24,088		—	24,088	*
Michael Nahl	Director	74	2011	13,263		15,000	28,263	*
W. Michael Reickert	Director	53	2016	—	(1)	3,750	3,750	*
Michael Feurer	Chief Executive Officer, Director	47	2014	98,270		325,000	423,270	1.2%
John Anderson	Chief Financial Officer	48	2012	—		160,750	160,750	*
Bruce J. Eisenberg	Executive Vice President—Real Estate	57	1995	10,545		287,250	297,795	*
Chris Hoerenz	Chief Digital and Marketing Officer	51	2016	—		—	—	*
Scott Hoffman	Chief Merchandising Officer	44	2015	1,576		125,000	126,576	*
All Directors and Executive Officers as a group (11 persons)				213,412		955,408	1,168,820	3.2%

*	Less than 1% of issued and outstanding Common Stock

(1)	Excludes 14,279,715 shares held in the Robert J Higgins TWMC Trust of which Mr. Reickert is a Trustee.

(2)	Based on Form 5, filed February 21, 2017, by Mr. Neblett. Includes 360,961 shares owned by the wife of Josh Neblett.

CORPORATE GOVERNANCE

The Board of Directors

Meetings and Attendance

The Board of Directors held six meetings during the 2016 fiscal year. All of the Directors attended greater than 75% of the aggregate of: (i) the total number of meetings of the Board of Directors, and (ii) the total number of meetings held by all committees of the Board on which such Director served.

It is the policy of the Board that all Directors should be present at Company’s Annual Meeting of Shareholders. All of the Directors then in office and standing for election attended the 2016 Annual Meeting of Shareholders.

Board Leadership Structure

The Board does not have a policy regarding whether the roles of the Chairman and Chief Executive Officer should be separate, but rather makes this determination on the basis of what is best for our Company at a given point in time. Our current Chairman, Mike Solow, was appointed as non-executive chairman as of April 21, 2017. As non-executive Chairman, Mr. Solow presides at all meetings of stockholders and the Board, as well as all executive sessions of the non-employee directors. We believe the Board leadership structure is appropriate for us at this time.

Code of Ethics

The Board of Directors has adopted a Code of Ethics applicable to the Company’s officers, employees, Directors and consultants. The Code of Ethics is available on the Company’s website, www.twec.com. A copy of the Code of Ethics is available in print to any shareholder who requests it in writing to the Company’s Corporate Secretary, Trans World Entertainment Corporation, 38 Corporate Circle, Albany, NY, 12203.

Guidelines for Evaluating Independence of Directors

The Board has determined that all of the Directors, other than Mr. Feurer and Mr. Reickert are independent directors in accordance with the standards of the NASDAQ Stock Market and as described below. The Nominating and Governance Committee as well as the Board annually reviews relationships that Directors may have with the Company to make a determination of whether there are any material relationships that would preclude a Director from being independent.

The standards relied upon by the Board in affirmatively determining whether a director is “independent,” in compliance with the rules of the NASDAQ Stock Market, are comprised of those objective standards set forth in the NASDAQ rules. The Board is responsible for ensuring that independent directors do not have a material relationship with the Company or its affiliates or any executive officer of the Company or his or her affiliates.

Committees of the Board of Directors

The Audit Committee

The Board of Directors has an Audit Committee whose current members are: Robert Marks (Chairman), Dr. Joseph Morone, and Michael Nahl. These Directors are, in the opinion of the Board of Directors, “independent” (as defined under the standards of the NASDAQ Stock Market) of management and free of any relationship that would interfere with their exercise of independent judgment as members of the Audit Committee. The Board of Directors has determined that Robert Marks is both independent and qualified as an Audit Committee financial expert as such term is defined under the rules and regulations promulgated by the Securities and Exchange Commission and applicable to this Proxy Statement. The Audit Committee held four meetings during the 2016 fiscal year. The Audit Committee’s responsibilities consist of recommending the selection and authorization of independent accountants, reviewing the scope of the audit conducted by such accountants, as well as the audit itself, and reviewing the Company’s audit activities and matters concerning financial reporting, accounting and audit procedures, related party transactions and policies generally. The Audit Committee was established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934. The Board of Directors has adopted a written charter for the Audit Committee, a copy of which was attached as Appendix A to the 2015 Proxy Statement.

The Compensation Committee

The Board of Directors has a Compensation Committee, consisting solely of independent Directors, whose current members are: Michael Solow (Chairman), Martin Hanaka, Dr. Joseph Morone and Michael Nahl. The Compensation Committee held one meeting during the 2016 fiscal year. The Compensation Committee formulates and gives effect to policies concerning salary, compensation, stock options and other matters concerning employment with the Company. The processes and procedures used for the consideration and determination of executive compensation are described in the section of this Proxy captioned “Compensation Discussion and Analysis.” The Board of Directors has adopted a written charter for the Compensation Committee, a copy of which is attached as Appendix A to the 2016 Proxy Statement.

The Nominating and Corporate Governance Committee

The Board of Directors has a Nominating and Corporate Governance Committee, consisting solely of independent Directors, whose current members are: Dr. Joseph Morone (Chairman), Martin Hanaka, Robert Marks, Michael Nahl, and Michael Solow. The Nominating and Corporate Governance Committee held two meeting during the 2016 fiscal year. The Nominating Committee develops qualification criteria for Board members; interviews and screens individuals qualified to become Board members in order to make recommendations to the Board; and oversees the evaluation of executive management. The Committee seeks to select a Board that is strong in its collective knowledge of and diversity of skills and experience concerning retail operations, accounting and finance, management and leadership, vision and strategy, risk assessment and corporate governance. The Board of Directors has adopted a written charter for the Nominating and Corporate Governance Committee, a copy of which is attached as Exhibit B to the 2016 Proxy Statement.

The Nominating and Corporate Governance Committee will consider nominations submitted by shareholders. To recommend a nominee, a shareholder should write to the Company’s Secretary. See “Submission of Shareholder Proposals” on page 29 of this Proxy Statement. Any recommendation must include (i) the name and address of the candidate, (ii) a brief biographical description, including his or her occupation for at least the last five years, and a statement of the qualifications of the candidate, taking into account the qualification requirements summarized above, and (iii) the candidate’s signed consent to be named in the Proxy Statement and to serve as a Director if elected. The Nominating and Corporate Governance Committee may seek additional biographical and background information from any candidate which, to be considered, must be received on a timely basis.

The process followed by the Nominating and Corporate Governance Committee to identify and evaluate candidates includes requests to Board members and others for recommendations, including a search firm or outside consultant, meetings from time to time to evaluate biographical information and background material relating to potential candidates and interviews of selected candidates by members of the Nominating and Corporate Governance Committee and the Board. Assuming the appropriate biographical and background material is provided for candidates submitted by shareholders, the Nominating and Corporate Governance Committee will evaluate those candidates by following substantially the same process, and applying substantially the same criteria, as for candidates submitted by Board members. While the Company does not have a formal diversity policy for Board of Director membership, the Nominating and Corporate Governance Committee and the Board of Directors, as a whole, seeks nominees or candidates to serve as directors that represent a variety of backgrounds and experience that will enhance the quality of the Board of Director’s deliberations and decisions. The Nominating and Corporate Governance Committee considers, among other factors, diversity with respect to viewpoint, skills and experience in its evaluation of candidates for Board of Director membership. Such diversity considerations are discussed by the Nominating and Corporate Governance Committee in connection with the general qualifications of each potential nominee. The Nominating and Corporate Governance Committee did not receive any nominations from shareholders for the 2016 Annual Meeting.

Board’s Role in Risk Oversight

The Board has an active role, as a whole and also at the committee level, in overseeing management of the Company’s risks. The Board regularly reviews information regarding the Company’s credit, liquidity, and operations, as well as the risks associated with each. The Compensation Committee is responsible for overseeing the management of risks relating to the Company’s executive compensation plans and arrangements. The Audit Committee oversees management of financial risks and potential conflicts of interest. The Nominating and Corporate Governance Committee manages risks associated with the independence of the Board. While each committee is responsible for evaluating certain risks and overseeing the management of such risks, the entire Board is regularly informed through committee reports about such risks.

Communications with the Board of Directors

The Board has established a process for Shareholders to communicate with members of the Board. The Chairman of the Nominating and Corporate Governance Committee, with the assistance of the Company’s Secretary, will be primarily responsible for monitoring communications from Shareholders and providing copies or summaries of such communications to the other Directors, as he or she considers appropriate. Communications will be forwarded to all Directors if they relate to appropriate matters and may include suggestions or comments from the Chairman of the Nominating and Corporate Governance Committee. Any such communication must state the number of shares beneficially owned by the shareholder making the communication. In general, communications relating to corporate governance and long-term corporate strategy are more likely to be forwarded than communications relating to personal grievances and matters as to which the Company tends to receive repetitive or duplicative communications. Shareholders who wish to send communications to the Board may do so by writing to:

Chairman of the Nominating and Corporate Governance Committee
c/o the Company’s Secretary
Trans World Entertainment Corporation
38 Corporate Circle
Albany, New York 12203

Compensation of Directors

Name	Fees Earned or Paid in Cash ($)(2)	Stock Awards ($)(3)	Option Awards ($)(3)	All Other Compensation ($)	Total Compensation ($)
Robert J. Higgins(1)	150,000	—	—	—	150,000
Martin Hanaka	109,500	—	—	—	109,500
Robert Marks	86,000	40,000	—	—	126,000
Dr. Joseph G. Morone	117,000	—	—	—	117,000
Michael Nahl	105,806	6,194	—	—	112,000
W. Michael Reickert	17,083	—	21,915	—	38,998
Michael B. Solow	113,500	—	—	—	113,500

(1)	Fees earned reflect the retainer paid to Mr. Higgins during fiscal 2016 for his role as Chairman of the Board.

(2)	Fees earned reflect the amount of cash received for the annual retainer, Board and committee meeting fees and cash received in lieu of Deferred Shares.

(3)

Amount represents the grant date fair value as computed in accordance with Accounting Standards Codification Topic 718, relating to the grant of deferred shares and stock options to directors in fiscal year 2016. See Note 6 to the Consolidated Financial Statements in the Company’s 2016 Annual Report on Form 10-K for the assumptions made in determining the value. Effective May 1, 2016, 10,610 deferred shares were awarded to Mr. Marks and 1,643 deferred shares were granted to Mr. Nahl. Effective July 6, 2016, 15,000 stock options were granted to Mr. Reickert.

Cash Compensation. Each Director who is not a salaried employee of the Company, other than Mr. Higgins, receives a $12,500 retainer per annum plus a $2,000 attendance fee for each Board meeting attended and a $1,000 attendance fee for each committee meeting attended, except that the compensation for telephone conference meetings is $1,000 and $500 for board and committee telephone conference meetings, respectively. A committee chairperson receives an additional $5,000 retainer per year and the Audit Committee chairperson receives a $15,000 annual retainer. The Company may, in its discretion, determine to pay all or a portion of any annual retainer in shares of Common Stock in lieu of cash and to make discretionary grants of Common Stock to non-employee Directors from time to time. The Company has not elected to pay the annual retainer in shares or make discretionary grants during the past three years.

Directors Equity Awards. Currently, each Director is eligible to participate in the Amended and Restated 2005 Long Term Incentive Plan. During the 2016 fiscal year, no options were granted to members of the Board, other than a grant of 15,000 options to Mr. Reickert upon his joining the Board during fiscal year 2016. As of May 12, 2017, Mr. Hanaka, Mr. Nahl, Mr. Reickert and Mr. Marks each held options to purchase 15,000 shares.

An initial grant of 15,000 stock options is made to each new non-employee Director. In addition, on or about May 1 of each year, Directors are entitled to receive grants of deferred shares of Common Stock (“Deferred Shares”) under the Amended and Restated 2005 Long Term Incentive Plan representing $80,000 in market value of Common Stock as of the date of grant. The Deferred Shares vest on the date of grant. By December 31 two years prior to the grant year, each Director must elect to either receive cash in lieu of the Deferred Shares, Common Stock with respect to the Deferred Shares upon grant or to defer the receipt of such Common Stock until such person is no longer a Director, except that a cash election can be made only if the Board member holds 4x the value of the annual retainer ($50,000) in Common Stock, including Deferred Shares, based on the 120 day average closing price as of the prior December 1st. During the 2016 fiscal year, each non-executive Director received cash in lieu of Deferred Shares, except Mr. Marks and Mr. Nahl who received 10,610 and 1,643 shares, respectively. The Board of Directors is authorized, in its discretion, to grant additional stock options or Common Stock awards to Directors.

COMPENSATION DISCUSSION AND ANALYSIS

Introduction

This section describes the material elements of compensation for the Company’s executive officers identified in the Summary Compensation Table below (who are referred to below as the “named executive officers” or “NEOs”), the process by which such elements are determined and established by the Compensation Committee for the respective individuals and the principles and considerations underlying such determinations.

The compensation decisions for the named executive officers relating to fiscal year 2016 took into account the Company’s consolidated financial results. Discussions relating to the Company’s consolidated financial results and operating performance for the year are contained in the Management’s Discussion and Analysis section of the Company’s 2016 Annual Report on Form 10-K.

Compensation Objectives and Approach

The objectives of our compensation programs are to attract, motivate, retain and reward executives and employees who will make substantial contributions toward the Company meeting the financial, operational and strategic objectives that we believe will build value for the Company’s shareholders. In an effort to achieve these objectives, the key elements of such programs consist of base salary, annual performance-based cash bonuses and share-based compensation.

Compensation Determination Process and Considerations

Peer Groups and Survey Data

The Compensation Committee evaluates our executive compensation practices and financial performance by reference to a peer group. The peer group is a group of companies which would be considered peers for executive talent purposes and is similar to the Company in terms of size, industry and scope of operations. Due to the limited number of companies directly similar in size, we include companies that are both somewhat smaller and larger than us, particularly companies from which we could recruit executive talent. The Committee periodically reviews the companies comprising the peer group and revises the group as it deems appropriate to reflect applicable changes within the industry. In fiscal year 2017, the Committee updated the Company’s peer group based on the Company’s changed profile following its purchase of the business of etailz, Inc. In addition, several Companies were removed from the list as they were no longer public companies.

At the Committee’s request, Compensation Advisor Partners (“CAP”) conducted an executive compensation review to compare our senior executive compensation relative to the peer group with supplemental data from published market surveys. The Committee used this report to evaluate whether the executive compensation levels, including base salary, target bonus and long term-incentive awards, are within industry norms and our business strategy.

CAP supplemented data from the peer group with broad-based compensation survey data to develop a comprehensive view of the competitive market. The Committee believes that this use of survey data is an important element of our compensation evaluation. Compensation survey data includes companies comparable to us in terms of size and scale rather than the broader retail industry that influence the competitive market for executive compensation levels.

The following is a list of the companies which were used by the Compensation Committee in fiscal year 2016 when evaluating our executive compensation:

Bebe Stores, Inc.	Francesca’s Holdings Corporation	Summer Infant, Inc.
Build-A-Bear Workshop Inc.	Hibbett Sports, Inc.	Tilly’s Inc.
Christopher & Banks Corporation	Hooker Furniture Corp.	Tuesday Morning Corporation
Destiny Maternity Corporation	Kirkland Inc	U.S. Auto Parts Network, Inc.
Five Below, Inc.	Shoe Carnival Inc	Weyco Group, Inc.
Zumiez, Inc.

While the Compensation Committee does not benchmark named executive officer compensation to the comparable executive compensation at these peer companies, it does consider general competitiveness of the total compensation of our NEOs compared to similarly situated executive officers. The Compensation Committee generally confirms that total annual compensation for our NEOs, assuming performance-based compensation targets are met but not exceeded, is above the median but below the 75th percentile of total compensation for similarly situated executives at the peer group companies.

The Compensation Committee’s compensation determinations regarding the named executive officers are reviewed by the full Board. Generally, these determinations are made annually and occur at the Compensation Committee’s regular meeting of each fiscal year occurring in April, at which cash bonuses and share-based awards, if any, relating to the named executive officers’ performance during the preceding fiscal year are granted, and any base salary adjustments for the current year are implemented. In preparation for these meetings, the Chief Executive Officer meets with the Compensation Committee Chairman to present his preliminary compensation proposals relating to the named executive officers to be addressed in the April meeting, based on the planned full-year financial results for the Company and its subsidiaries.

The Compensation Committee reviews and approves each element of compensation for the named executive officers. In establishing the levels and components of compensation for the named executive officers, the Compensation Committee, as a threshold matter, evaluates the overall performance of the Company for the year.

Key elements considered in the Compensation Committee’s performance evaluations include corporate performance, the officer’s contributions to such performance and the officer’s other accomplishments for the benefit of the Company during such period. In these evaluations, the Compensation Committee does not apply rigid formulas with respect to amount of compensation paid or the allocation between cash and non-cash compensation, and reviews long-term financial performance, as well as financial performance for the previous year. Such evaluations also take into account the nature, scope and level of the named executive officer’s responsibilities and the officer’s level of experience, past levels of compensation and changes in such levels, tenure with the Company and other opportunities potentially available to such officer. In addition, the members of the Compensation Committee interact with each of the named executive officers in connection with regular meetings of the Company’s Board of Directors, which provides the Committee with an additional basis for evaluating such officer and his performance. Based on all of these general evaluative factors and the additional factors described below, the Compensation Committee makes its assessments and determines the components and levels of compensation for each such officer.

Management meets with members of the Compensation Committee to assist the Committee in making compensation decisions regarding our named executive officers and also to discuss with the Compensation Committee its recommendations for other executives. We believe that since our management has extensive knowledge regarding our business, they are in a position to provide valuable input. Specifically, our Chief Executive Officer provides input relevant to setting performance goals and certifies to the Compensation Committee the level of achievement of our performance targets under our Executive Officer Bonus Plan and Amended and Restated 2005 Long Term Incentive and Share Award Plan (the “2005 Plan”).

Compensation Committee-Assessment of Risk

Each year, the Compensation Committee reviews the Company’s compensation programs to assess risk in the Company’s compensation programs. As part of its consideration, the Committee considers any potential risks that could arise from the Company’s compensation policies and practices and the extent to which any of those risks would be reasonably likely to have a material adverse effect on the Company. The Committee considers all facets of the compensation programs, their underlying assumptions and the objectives those programs were designed to achieve. Some of the factors the Committee considers to minimize potential risks are the balance between cash and stock awards, the various time frames associated with earning of awards (seasonal, annual and multi-year vesting) and the different performance metrics associated with the incentive awards for each of the Company’s businesses and corporate associates. After that review, the Committee has determined that the Company’s compensation programs for fiscal 2016 did not incentivize its associates, including senior executives, to take unnecessary and excessive risks that could jeopardize the future of the Company and would be adverse to the best interests of its shareholders.

The Company has sought to structure its overall compensation program to contain an appropriate mix of long-term and short-term incentives that balance risk and potential reward in a manner that is appropriate to the circumstances and in the best interest of the Company’s shareholders. In particular, equity-based awards are structured to vest generally over a number of years, which encourages employees to focus on long-term results. Moreover, both annual incentive bonus and performance-based equity awards are subject to discretionary reduction if determined appropriate by the Compensation Committee. The Company believes that these factors reduce any incentive that employees may have to take inappropriate risks. Accordingly, the Company believes that its compensation policies and practices encourage and incentivize the employees to improve results in a disciplined, focused manner, with a view toward long-term success.

Cash Compensation

The Company pays base salaries at levels it believes will attract and retain key employees and ensure that our compensation program is competitive. Base salaries for the named executive officers are established by the Compensation Committee, and reviewed by such Committee for potential adjustment on an annual basis, based on the considerations described in the preceding section. The base salary amounts paid to the named executive officers during the 2016 fiscal year are shown in the Summary Compensation Table at page 15.

The annual incentive bonus plan, the results of which are shown in the Summary Compensation Table in the Non-Equity Incentive Plan Compensation column, provides for a cash bonus, dependent upon the level of achievement of the stated corporate goals, calculated as a percentage of the officer’s base salary, with higher ranked executive officers being compensated at a higher percentage of base salary. The Compensation Committee approves the target annual incentive award for the Chief Executive Officer and, for each officer below the Chief Executive Officer level, bases the target in part on the Chief Executive Officer’s recommendations. At the target level of bonus, the Chief Executive Officer receives 100% of his salary and the other NEOs receive 60% of their salary. For the 2016 fiscal year, the performance goal adopted for annual bonuses was based on achieving earnings before interest, taxes, depreciation and amortization (“EBITDA”) of $7.0 million. The Company’s earnings before interest, taxes, depreciation and amortization did not achieve the target threshold, therefore incentives were not earned based on this criteria.

Share-Based Compensation

The Company believes that a component of its officers’ compensation should consist of share-based incentive compensation, which appreciates or depreciates in value in relation to the market price of our Common Stock. Accordingly, the Compensation Committee has in recent years made, and intends in the future to continue to make, grants of share-based awards to the named executive officers and other key employees in such amounts as the Committee believes will accomplish the objectives of our compensation programs. As discussed below, the holder’s ability to realize any financial benefit from these awards typically requires the fulfillment of substantial vesting requirements that are performance contingency-related in some cases and time-related in others. Accordingly, the Company believes that these awards provide substantial benefit to the Company in creating appropriate performance incentives and in facilitating the long-term retention of employees who add significant value. During fiscal year 2016, the Company granted a total 470,000 time vested options to the named executive officers in recognition of their individual performance in fiscal 2015. In addition, in May of 2016, Mr. Feurer was granted 157,164 time vested options and 55,844 restricted stock units for the achievement of the fiscal 2015 performance target discussed under cash compensation in last year’s proxy. In addition during fiscal year 2016, Mr. Hoerenz was granted 100,000 options upon his hiring.

Retirement and Other Benefits

The Company’s benefits program includes retirement plans and group insurance plans. The objective of the program is to provide named executive officers with reasonable and competitive levels of protection against the four contingencies (retirement, death, disability and ill health) which could interrupt their employment and/or income received as an active employee. Retirement plans, including the supplemental executive retirement plan, are designed to provide a competitive level of retirement income to named executive officers and to reward them for continued service with the Company. The retirement program consists of a supplemental executive retirement plan and the 401(k) plan. Mr. Eisenberg is the only participant in the supplemental executive retirement plan.

The group insurance program consists of life, disability and health insurance benefit plans that cover all full-time management and administrative employees and the supplemental long-term disability plan, which covers the named executive officers and other officers.

Other Compensation

The Company continues to maintain modest executive benefits and perquisites for officers; however, the Compensation Committee in its discretion may revise, amend or add to the officer’s executive benefits and perquisites if it deems it advisable. See the Summary Compensation Table for a summary of such benefits.

Deductibility of Compensation Expenses

Section 162(m) of the Internal Revenue Code generally disallows a tax deduction to a public corporation for annual compensation over $1 million for each of its named executive officers (other than its chief financial officer). Under Section 162(m) the deductibility of some types of compensation for named executive officers (other than the chief financial officer) depends upon the timing of the named executive officer’s vesting or exercise of previously granted rights or on whether such rights qualify as “performance-based compensation” under Section 162(m). The Committee usually seeks to satisfy the requirements necessary to allow the compensation of its named executive officers to be deductible under Section 162(m) of the Internal Revenue Code, but may also approve compensation that is not deductible under Section 162(m).

Compensation Committee Report

The Compensation Committee reviewed and discussed with management the Compensation Discussion and Analysis section included in this proxy statement. Based on such review and discussion, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy for filing with the Securities and Exchange Commission.

Compensation Committee of the Board of Directors
Michael Solow, Chairman
Martin Hanaka
Dr. Joseph Morone
Michael Nahl

Summary Compensation Table

The following table sets forth information regarding compensation earned by our Chief Executive Officer, Chief Financial Officer and three other most highly compensated Executive Officers:

Name	Principal Position	Year	Salary ($)(1)	Bonus ($)	Stock Awards ($)(2)	Option Awards ($)(3)	Non-Equity Incentive Plan Compensation ($)(4)	Change in Pension Value ($)	All Other Compensation ($)(5)	Total Compensation ($)
Michael Feurer	Chief Executive Officer	2016	700,000	—	215,000	349,500	—	—	10,739	1,275,239
		2015	635,000	—	—	—	635,000	—	72,552	1,342,552
		2014	195,385	100,000	700,000	443,022	—	—	—	1,438,407
John N. Anderson	Chief Financial Officer	2016	350,000	—	—	181,575	—	—	2,362	533,937
		2015	300,000	36,000	—	142,000	180,000	—	2,538	660,538
		2014	255,000	—	—	70,350	—	—	2,742	328,092
Bruce J. Eisenberg	Executive Vice	2016	425,000	—	—	47,075	—	278,969	7,950	758,994
	President—	2015	425,000	—	—	50,652	255,000	—	7,705	738,357
	Real Estate	2014	400,000	—	—	60,375	—	780,882	1,471	1,242,728
Chris Hoerenz	Chief Digital and Marketing Officer	2016	175,000	—	—	123,800	—	—	—	298,800
Scott Hoffman	Chief Merchandising	2016	350,000	—	—	134,500	—	—	8,428	492,928
	Officer	2015	199,231	—	35,300	131,910	117,115	—	4,183	487,739

(1)	Salary represents amounts earned during fiscal year.

(2)

Amounts represent the grant date fair value, as computed in accordance with Accounting Standards Codification Topic 718, relating to restricted share units awarded to Mr. Feurer during fiscal year 2016. See Note 6 to the Consolidated Financial Statements in the Company’s 2016 Annual Report on Form 10-K for the assumptions made in determining the value.

(3)

Amount represents the grant date fair value as computed in accordance with Accounting Standards Codification Topic 718, relating to the grant of stock options to the named executive officer in fiscal year 2016. See Note 6 to the Consolidated Financial Statements in the Company’s 2016 Annual Report on Form 10-K for the assumptions made in determining the value. Effective May 1, 2016, Mr. Anderson was granted 135,000 options, Mr. Feurer and Mr. Hoffman were granted 100,000 options and Mr. Eisenberg was granted 35,000 options. Effective August 1, 2016, Mr. Hoerenz was granted 100,000 options. The amount set forth in the table above does not necessarily reflect the value that will ultimately be realized with respect to the award.

(4)

For the fiscal year 2015, amounts represent cash incentive payouts made to certain named executive officers for the achievement of the Company’s Earnings Before Interest, Taxes, Depreciation and Amortization Target. No such payment was made for fiscal year 2016.

(5)	Includes the following payments made by the Company to the named executive officers:

Name	Year	Perquisites and Other Personnel Benefits ($)	Insurance Premiums ($)	Company Contributions to Retirement and 401(K) Plans ($)	Total ($)
Michael Feurer	2016	2,250	—	8,489	10,739
	2015	72,552	—	—	72,552
	2014	—	—	—	—
John N. Anderson	2016	—	—	2,362	2,362
	2015	—	—	2,538	2,538
	2014	—	—	2,742	2,742
Bruce J. Eisenberg	2016	—	—	7,950	7,950
	2015	—	—	7,705	7,705
	2014	—	—	1,471	1,471
Chris Hoerenz	2016	—	—	—	—
Scott Hoffman	2016	7,500	—	928	8,428
	2015	4,183	—	—	4,183

Employment Agreements

Mr. Feurer

On August 27, 2014, the Company entered into an employment agreement with Mr. Feurer pursuant to which Mr. Feurer serves as the Company’s Chief Executive Officer. Mr. Feurer received an initial base salary of $635,000 (“Base Salary”). His employment is on an at will basis. For fiscal year 2017, Mr. Feurer will be eligible for an annual bonus under the Company’s bonus plan, with a target of 100% of his Base Salary. For future years, his bonus targets will be determined by the Compensation Committee, after consultation with the Executive, in an amount that provides the Executive with an opportunity to earn total compensation at or above a median total compensation benchmark for the Executive’s position as deemed appropriate by the Compensation Committee.

On his start date, Mr. Feurer received a signing bonus of $100,000, a grant of options to purchase 300,000 shares of Company common stock, with an exercise price equal to the closing market price of the Company’s common stock on The NASDAQ Stock Market on the start date (all of which are now vested and exercisable.), and an award of 200,000 restricted stock units which vest in four equal installments on each anniversary of the effective date subject to his continued employment on each such date.

Mr. Feurer is eligible to participate in the Company’s group health insurance, group life insurance, and 401(k) plans in accordance with their terms. He was also provided with relocation benefits. Please see the Severance Benefits section below for information on Mr. Feurer’s severance benefits.

Mr. Feurer also agreed to confidentiality and non-compete covenants.

Mr. Hoffman

On June 8, 2015, the Company entered into an offer letter with Mr. Hoffman pursuant to which Mr. Hoffman serves as the Company’s Chief Merchandising Officer and Senior Vice president of Merchandising. Mr. Hoffman received an initial base salary of $350,000 (“Base Salary”). His employment is on an at will basis. For fiscal year 2016, Mr. Hoffman was eligible for an annual bonus under the Company’s bonus plan, with a target of 60% of his Base Salary. For later years, his bonus targets will be determined by the Compensation Committee.

On his start date, Mr. Hoffman was granted options to purchase 100,000 shares of Company common stock, with an exercise price equal to the closing market price of the Company’s common stock on The NASDAQ Stock Market on the start date. The stock options vest ratably over four years, subject to his continued employment on each such date. In addition, Mr. Hoffman was granted an award of 10,000 restricted stock units which vest in four equal installments on each anniversary of his start date subject to his continued employment on each such date.

Mr. Hoffman is eligible to participate in the Company’s group health insurance, group life insurance, and 401(k) plans in accordance with their terms. He was also provided with relocation benefits and a car and phone allowance. Please see the Severance Benefits section below for information on Mr. Hoffman’s severance benefits.

Mr. Hoffman also agreed to confidentiality and non-compete covenants.

Mr. Hoerenz

On July 14, 2016, the Company entered into an offer letter with Mr. Hoerenz pursuant to which Mr. Hoerenz serves as the Company’s Chief Digital and Marketing Officer. Mr. Hoerenz received an initial base salary of $350,000 (“Base Salary”). The initial term of the offer letter is 18 months. For fiscal year 2016, Mr. Hoerenz was eligible for an annual bonus under the Company’s bonus plan, with a target of 60% of his Base Salary. For later years, his bonus targets will be determined by the Compensation Committee.

On his start date, Mr. Hoerenz was granted options to purchase 100,000 shares of Company common stock, with an exercise price equal to the closing market price of the Company’s common stock on The NASDAQ Stock Market on the start date. The stock options vest ratably over four years, subject to his continued employment on each such date.

Mr. Hoerenz is eligible to participate in the Company’s group health insurance, group life insurance, and 401(k) plans in accordance with their terms. Please see the Severance Benefits section below for information on Mr. Hoerenz’s severance benefits.

Mr. Hoerenz also agreed to confidentiality and non-compete covenants.

Grants of Equity and Incentive Plan-Based Awards

The following table provides information with respect to share-based awards granted and annual incentive bonus plan awards, as applicable, to the named executive officers during the year ended January 28, 2017:

Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			All Other Stock Awards: Number of Shares of Stock Units (#)	All Other Option Awards; Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Share)	Grant Date Fair Value of Stock and Option Awards ($’s)
		Threshold ($)	Target ($)	Maximum ($)
Michael Feurer	4/6/2016	350,000	700,000	1,400,000	—	—	—	—
	4/14/2016	—	—	—	55,844	—	—	215,000
	4/14/2016	—	—	—	—	157,164	3.85	215,000
	5/1/2016	—	—	—	—	100,000	3.81	134,500
John N. Anderson	4/6/2016	105,000	210,000	472,500	—	—	—	—
	5/1/2016	—	—	—	—	135,000	3.81	181,575
Bruce J. Eisenberg	4/6/2016	127,500	255,000	573,750	—	—	—	—
	5/1/2016	—	—	—	—	35,000	3.81	47,075
Chris Hoerenz	8/1/2016	52,500	105,000	236,250	—	—	—	—
	8/1/2016	—	—	—	—	100,000	3.45	123,800
Scott Hoffman	4/6/2016	105,000	210,000	472,500	—	—	—	—
	5/1/2016	—	—	—	—	100,000	3.81	134,500

(1)

The amounts indicated reflect the possible payouts for the fiscal year 2016 annual incentive bonus plan. Based on fiscal year 2016 results, the Company did not achieve the targeted EBITDA. Therefore, the executives did not receive the target annual bonus.

Outstanding Equity Awards at Fiscal Year-End

The table below summarizes the named executive officers’ equity awards that were unvested or unexercised, as applicable, as of January 28, 2017.

Name	Grant Date		Option Awards				Number of Shares or Units of Stock That Have Not Vested (#)
			Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date
Michael Feurer	10/13/2014		300,000	—	3.50	10/13/2024	100,000	(3)
	4/14/2016		157,164	—	3.85	4/14/2026	—
	5/6/2016	(2)	—	100,000	3.81	5/6/2026	—
John N. Anderson	5/1/2007		3,800	—	5.50	5/1/2017	—
	3/1/2011		20,000	—	1.73	3/1/2021	—
	5/7/2012	(1)	16,000	4,000	2.53	5/7/2022	—
	6/21/2013	(1)	12,000	8,000	4.87	6/21/2023	—
	6/3/2014	(1)	—	35,000	3.36	6/21/2023	—
	4/1/2015	(2)	25,000	75,000	3.72	4/1/2026	—
	5/6/2016		—	135,000	3.81	5/6/2026	—
Bruce J. Eisenberg	5/1/2007		50,000	—	5.50	5/1/2017	—
	5/6/2010		200,000	—	2.11	5/6/2020	—
	6/21/2013	(1)	30,000	20,000	4.87	6/21/2023	—
	6/3/2014	(1)	—	35,000	3.36	6/21/2023	—
	5/15/2015	(2)	8,750	26,250	3.88	5/15/2025	—
	5/6/2016		—	35,000	3.81	5/6/2026	—
Chris Hoerenz	8/1/2016	(2)	—	100,000	3.45	8/1/2026	—
Scott Hoffman	7/13/2015	(2)	25,000	75,000	3.53	7/13/2025	7,500	(3)
	5/6/2016		—	100,000	3.81	5/6/2026	—

(1)	Mr. Anderson’s and Mr. Eisenberg’s options vest based on service period with 60% vesting after the third year of service and 20% vesting after the each of fourth and fifth year of service.

(2)	Mr. Feurer’s, Mr. Anderson’s, Mr. Eisenberg’s, Mr. Hoerenz’s and Mr. Hoffman’s options vest based on service period ratably over four years.

(3)	Mr. Feurer’s and Mr. Hoffman’s Restricted Stock Units vest ratably over 4 years.

Fiscal 2015 Option Exercises and Stock Vested

The following table summarizes options exercised and stock awards that vested during the last completed fiscal year.

Name	Option Awards		Stock Awards
	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Michael Feurer	—	—	105,844	385,000
John N. Anderson	—	—	—	—
Bruce J. Eisenberg	—	—	—	—
Chris Hoerenz	—	—	—	—
Scott Hoffman	—	—	2,500	8,678

Pension Benefits

The Company maintains a non-qualified Supplemental Executive Retirement Plan (“SERP”) for certain executive officers of the Company. The SERP, which is a nonqualified plan, provides eligible executives defined pension benefits that supplement benefits under other retirement arrangements. The annual benefit amount is equal to 50% of the average of the participant’s base compensation for the five years prior to retirement plus the average of the three largest bonus payments for the last five years prior to retirement, to the extent vested. Participants vest 35% after 10 years, 75% after 20 years and 100% after 20 years of service and retirement at the age of 65. In addition, the benefits become vested in full upon a change in control of the Company prior to the participant’s termination of employment or a termination of employment due to the participant’s death or disability. Additionally, all benefits under the Supplemental Executive Retirement Plan will be forfeited in the event of any of the following: competitive conduct during the 5 years following termination of employment or at any time while in receipt of benefits; solicitation for employment or employment of company employees during the 5 years following termination or at any time while in receipt of benefits (this clause is waived in the event of a change in control); disclosure of confidential information; or termination for cause. Payments are made in equal installments over 20 years. The Company has established a rabbi trust whose purpose is to be a source of funds to pay benefits to participants in the SERP. The following table illustrates pension benefits accrued under the Supplemental Executive Retirement Plan:

Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit ($)(1)	Payments During Last Fiscal Year ($)
Michael Feurer	Supplemental Executive Retirement Plan	—	—	—
John N. Anderson	Supplemental Executive Retirement Plan	—	—	—
Bruce J. Eisenberg	Supplemental Executive Retirement Plan	23	3,467,401	—
Chris Hoerenz	Supplemental Executive Retirement Plan	—	—	—
Scott Hoffman	Supplemental Executive Retirement Plan	—	—	—

(1)

The amounts shown in this column are based on the same assumptions used in preparation of the Company’s 2016 Consolidated Financial Statements, which are described in Note 6 to the Company’s 2016 Consolidated Financial Statements.

Potential Payments Upon Termination or Change of Control

The following table illustrates potential payments upon termination or change of control as of January 28, 2017:

	Voluntary ($)	Involuntary		Death ($)	Disability ($)	Change in Control ($)
		For Cause ($)	W/O Cause ($)
Retirement Benefits(1)	—	—	—	—	—	—
Michael Feurer	—	—	—	—	—	—
John N. Anderson	—	—	—	—	—	—
Bruce Eisenberg	—	—	—	1,085,364	1,085,364	1,084,364
Chris Hoerenz	—	—	—	—	—	—
Scott Hoffman	—	—	—	—	—	—
Equity(2)
Michael Feurer	—	—	—	290,000	290,000	290,000
John N. Anderson	—	—	—	1,480	1,480	1,480
Bruce Eisenberg	—	—	—	—	—	—
Chris Hoerenz	—	—	—	—	—	—
Scott Hoffman	—	—	—	21,750	21,750	21,750
Severance Benefits
Michael Feurer(3)	—	—	1,050,000	—	—	—
John N. Anderson(4)	—	—	175,000	—	—	—
Bruce Eisenberg(4)	—	—	212,500	—	—	—
Chris Hoerenz(5)	—	—	350,000	—	—	—
Scott Hoffman(6)	—	—	175,000	—	—	—
Health and Welfare Benefits(7)
Michael Feurer	—	—	24,381	—	—	—
John N. Anderson	—	—	8,127	—	—	—
Bruce Eisenberg	—	—	8,127	—	—	—
Chris Hoerenz	—	—	16,254	—	—	—
Scott Hoffman	—	—	8,127	—	—	—

(1)

Under provisions of the Trans World Entertainment Supplemental Executive Retirement Plan, a participant would be fully vested in their pension benefit in the event of death, disability or a change in control of the Company. The estimated present value of the accelerated vesting due to the death, disability or change in control provisions as presented are as of January 28, 2017. Additionally, all benefits under the Supplemental Executive Retirement Plan will be forfeited in the event of any of the following: competitive conduct during the 5 years following termination of employment or at any time while in receipt of benefits; solicitation for employment or employment of company employees during the 5 years following termination or at any time while in receipt of benefits (this clause is waived in the event of a change in control); disclosure of confidential information; or termination for cause.

(2)	Value as of January 28, 2017 of unvested equity awards. These awards vest pursuant the terms of the 2005 Long Term Incentive Plan and applicable award agreement.

(3)	Severance provisions as provided by Mr. Feurer’s employment agreement, as described below.

(4)	Severance provisions as provided by the Company’s severance guidelines, as described below.

(5)	Severance provisions as provided by Mr. Hoerenz’s offer letter, as described below.

(6)	Severance provisions as provided by Mr. Hoffman’s offer letter, as described below.

(7)	Anticipated costs of continuing life insurance, disability, medical, dental and hospitalization benefits for estimated severance period.

Severance Benefits

Mr. Feurer

The employment agreement entered into between the Company and Mr. Feurer provides severance or other benefits upon a termination of employment or a change in control.

Mr. Feurer’s employment agreement provides that, in the event of his termination by reason of death or disability (as defined in the agreement), the executive shall be entitled to receive earned but unpaid base salary and payment for accrued but unused vacation. Mr. Feurer also shall be entitled to any benefits mandated under the Consolidated Omnibus Budget Reconciliation Act of 1985 (COBRA) or required under the terms of any death, insurance, or retirement plan, program, or agreement provided by the Employer and to which the Mr. Feurer is a party or in which he is a participant.

In the event of his termination by the Company for cause (as defined in the agreement) or by the executive for any reason other than good reason (as defined in the agreement), the Company’s remaining obligations under the agreement shall terminate.

In the event of his termination by the Company for any reason other than cause, death or disability or by the executive for good reason, Mr. Feurer shall be entitled to receive: (i) earned but unpaid base salary and accrued but unused vacation; and (ii) continuation of his base salary for 18 months.

Mr. Hoffman

The offer letter entered into between the Company and Mr. Hoffman provides severance or other benefits upon a termination of employment. In the event that employment is terminated by the Company other than for cause, with good reason, or due to death or disability, and subject to signing a severance agreement containing a general release of all claims in a form prepared by the Company, Mr. Hoffman shall be entitled to: (i) base salary through the date of termination, and (ii) salary continuation for a period of nine (9) months (which shall be decreased to six (6) months if such termination is after July 13, 2016.

Mr. Hoerenz

The offer letter entered into between the Company and Mr. Hoerenz provides severance or other benefits upon a termination of employment. In the event that employment is terminated by the Company other than for cause, with good reason, or due to death or disability, and subject to signing a severance agreement containing a general release of all claims in a form prepared by the Company, Mr. Hoerenz shall be entitled to: base salary continuation for the remainder of the initial term or for a period of six (6) months, whichever is longer.

The Company has severance guidelines that are applicable to Officers, including the named executive officers, who are not party to an employment agreement or an offer letter. Under those guidelines, which are subject to review and amendment by the Committee from time to time, an Officer whose employment is terminated by the Company as a result of a reduction in force, position elimination or a failure to keep pace with the strategic demands of his or her position and who executes a release in the form requested by the Company is generally entitled to continue to receive one week of salary continuation, and continued participation in other benefit plans, for each year of service, with a minimum of 13 weeks and a maximum of 26 weeks for Vice President level officers.

In addition, unvested equity awards vest upon death, disability or a change of control pursuant to the terms of the 2005 Long Term Incentive Plan and applicable award agreements.

RELATED PARTY TRANSACTIONS

The Company leases its 181,300 square foot distribution center/office facility in Albany, New York from an entity controlled by the estate of Robert J. Higgins, its former Chairman and largest shareholder. The original distribution center/office facility was occupied in 1985. The Company paid rent under the leases of $1.2 million in fiscal year 2016, $2.1 million in fiscal year 2015 and $2.3 million fiscal year 2014.

Sara Neblett, the wife of Josh Neblett, the Chief Executive Officer of etailz, is employed with the Company as the Vice President- Partner Care of etailz. Ms. Neblett received $44,707 in compensation since she commenced employment at the time of the etailz acquisition.

The Board has assigned responsibility for reviewing related party transactions to its Audit Committee. The Audit Committee has adopted a written policy pursuant to which all transactions between the Company or its subsidiaries and any Director or Officer of any affiliate of a Director or Officer must be submitted to the Audit Committee for consideration prior to the consummation of the transaction. The transaction will then be evaluated by the Audit Committee to determine if the transaction is in the Company’s best interests and whether, in the Committee’s judgment, the terms of such transaction are at least as beneficial to us as the terms we could obtain in a similar transaction with an independent third party. In order to meet these standards, the Committee may conduct a competitive bidding process, secure independent consulting advice, engage in its own fact-finding, or pursue such other investigation and fact-finding initiatives as may be necessary and appropriate in the Committee’s judgment. The Audit Committee reports to the Board, for its review, on all related party transactions considered. The transactions that were entered into with an “interested Director” were approved by a majority of disinterested Directors of the Board of Directors, either by the Audit Committee or at a meeting of the Board of Directors.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 generally requires the Company’s Directors, executive officers and persons who own more than ten percent of the registered class of the Company’s equity securities to file reports of beneficial ownership and changes in beneficial ownership with the Securities and Exchange Commission. Based solely upon its review of the copies of such reports received by it, or upon written representations obtained from certain reporting persons, the Company believes that all Section 16(a) filing requirements applicable to its officers, Directors, and greater than ten percent shareholders were complied with.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee reviews the Company’s financial reporting process on behalf of the Board of Directors and monitors the Company’s efforts to comply with certain aspects of the Sarbanes-Oxley Act of 2002. The Audit Committee of the Board has reviewed and discussed the Company’s audited financial statements with the Company’s Management and its independent accountants, KPMG LLP. Management is responsible for the financial statements and the underlying financial reporting processes, including the system of internal controls. The Audit Committee has discussed with KPMG LLP the matters required to be discussed under professional standards. The Audit Committee also has received the written disclosures and the letter from the independent accountants required by applicable standards of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit Committee concerning independence and has discussed with KPMG LLP the independence of such independent accounting firm. The Committee has also considered whether the independent accountants’ other non-audit services to the Company is compatible with the accountants’ independence.

The Audit Committee also discussed with the Company’s internal auditors and with KPMG LLP the overall scope and plans for their respective audits. The Audit Committee meets periodically with the Company’s internal auditors and with KPMG LLP, with and without management present, to discuss the results of their examinations, the evaluation of the Company’s internal controls and the overall quality and transparency of the Company’s financial reporting. Based on its review and discussions referred to above, the Audit Committee recommended to the Board that the audited financial statements for the fiscal year ended January 28, 2017 be included in the Company’s Annual Report on Form 10-K for the Company’s fiscal year ended January 28, 2017.

Audit Committee of the Board of Directors
Robert Marks (Chairman)
Dr. Joseph Morone
Michael Nahl

Item 2. APPROVAL OF THE 2005 LONG TERM INCENTIVE AND SHARE AWARD PLAN (as amended and restated April 5, 2017)

In order to continue to provide employees, officers, non-employee directors and other service providers with stock-based incentives, the Board approved, subject to stockholder approval, the Trans World Entertainment Corporation 2005 Long Term Incentive and Share Award Plan, as amended and restated on April 5, 2017 (the “Plan”) to, among other things, make available 2,000,000 additional shares of the Company’s Common Stock for stock-based awards. The Board is submitting the Plan to the stockholders for their approval.

As of May 12, 2017, an aggregate of 1.1 million shares of Common Stock remained available for new grants of stock-based incentives under the Plan. The Company believes a compensation policy that includes a mix of cash and equity is the most effective way to attract and retain talented employees whose interests are aligned with stockholders. Without approval of the Plan, as amended and restated, the Company will be constrained in its ability to use equity as a component of its compensation philosophy, a result that would put the Company at a competitive disadvantage to its competitors.

The following summary of the Plan is qualified in its entirety by reference to the Plan document, which is attached as Appendix A to this Proxy Statement.

General. The Plan is intended to provide incentives to attract, retain and motivate employees, consultants and non-employee directors and to provide for competitive compensation opportunities, to encourage long term service, to recognize individual contributions and reward achievement of performance goals, and to promote the creation of long term value for stockholders by aligning the interests of such persons with those of stockholders. The Plan will provide for the grant to eligible employees, consultants and non-employee directors of stock options, share appreciation rights (“SARs”), restricted shares, restricted share units, performance shares, performance units, dividend equivalents, and other share-based awards (the “Awards”). An aggregate of 5,000,000 shares of Common Stock have been reserved for issuance under the Plan. In addition, during a calendar year (i) the maximum number of shares with respect to which options and SARs may be granted to a participant under the Plan will be 1,000,000 shares, and (ii) the maximum number of shares which may be granted to a participant under the Plan with respect to Awards intended to qualify as performance-based compensation under the Internal Revenue Code of 1986, as amended (the “Code”) (other than options and SARs) will be 200,000 shares. These share amounts are subject to anti-dilution adjustments in the event of certain changes in the Company’s capital structure, as described below. Shares issued pursuant to the Plan will be authorized but unissued shares or treasury shares.

Eligibility and Administration. Officers and other employees of, and consultants to, the Company and its subsidiaries and affiliates and Directors of the Company will be eligible to be granted Awards under the Plan. The Plan will be administered by the Compensation Committee or such other Board committee (or the entire Board) as may be designated by the Board (the “Committee”). Unless otherwise determined by the Board, the Committee will consist of two or more members of the Board who are nonemployee directors within the meaning of Rule 16b-3 of the Securities Exchange Act of 1934 (the “Exchange Act”) and “outside directors” within the meaning of Section 162(m) of the Code. The Committee will determine which eligible employees, consultants and non-employee directors receive Awards, the types of Awards to be received and the terms and conditions thereof. The Committee will have authority to waive conditions relating to an Award or accelerate vesting of Awards. Approximately 3,200 employees and 5 non-employee directors are currently eligible to participate in the Plan, but awards are generally limited to approximately 15 upper level associates and the non-employee directors.

Limit on Non-employee Director Awards. The aggregate number of shares subject to options and SARs granted under the Plan during any calendar year to any one non-employee director shall not exceed 25,000, and the aggregate number of shares issued or issuable under all Awards granted under the Plan other than Options or SARs during any calendar year to any one non-employee director shall not exceed 75,000. However, in the calendar year in which a non-employee director first joins the Board or is first designated as Chairman of the Board or Lead Director, the maximum number of shares subject to Awards granted to the non-employee director may be up to 200% of the number of shares set forth in the foregoing limits.

Awards. Incentive stock options (“ISOs”) intended to qualify for special tax treatment in accordance with the Code and nonqualified stock options not intended to qualify for special tax treatment under the Code may be granted for such number of shares of Common Stock as the Committee determines. The Committee will be authorized to set the terms relating to an option, including exercise price and the time and method of exercise. However, the exercise price of options will not be less than the fair market value of the shares on the date of grant, and the term will not be longer than ten years from the date of grant of the options.

A SAR will entitle the holder thereof to receive, with respect to each share subject thereto, an amount equal to the excess of the fair market value of one share of Common Stock on the date of exercise over the exercise price of the SAR set by the Committee as of the date of grant. However, the exercise price of the SARs will not be less than the fair market value of the shares on the date of grant, and the term will not be longer than ten years from the date of grant of the SARs. Payment with respect to SARs may be made in cash or shares of Common Stock as determined by the Committee.

Awards of restricted shares will be subject to such restrictions on transferability and other restrictions, if any, as the Committee may impose. Such restrictions will lapse under circumstances as the Committee may determine, including based upon a specified period of continued employment or upon the achievement of performance criteria referred to below. Except as otherwise determined by the Committee, participants granted restricted shares will have all of the rights of a stockholder, including the right to vote restricted shares and receive dividends thereon, and unvested restricted shares will be forfeited upon termination of service during the applicable restriction period.

A restricted share unit will entitle the holder thereof to receive shares of Common Stock or cash at the end of a specified deferral period. Restricted share units will also be subject to such restrictions as the Committee may impose. Such restrictions will lapse under circumstances as the Committee may determine, including based upon a specified period of continued service or upon the achievement of performance criteria referred to below. Except as otherwise determined by the Committee, restricted share units subject to restriction will be forfeited upon termination of service during any applicable restriction period.

Performance shares and performance units will provide for future issuance of shares or payment of cash to the recipient upon the attainment of corporate performance goals established by the Committee over specified performance periods. Except as otherwise determined by the Committee, performance shares and performance units will be forfeited upon termination of service during any applicable performance period. Performance objectives may vary from person to person and will be based upon such performance criteria as the Committee may deem appropriate. The Committee may revise performance objectives if significant events occur during the performance period which the Committee expects to have a substantial effect on such objectives.

The Committee may also grant dividend equivalent rights and it is authorized, subject to limitations under applicable law, to grant such other Awards that may be denominated in, valued in, or otherwise based on, shares of Common Stock, as deemed by the Committee to be consistent with the purposes of the Plan.

If the Committee determines that an Award of restricted shares, restricted share units, performance shares, performance units or other share-based awards should qualify under the performance-based compensation exception to the $1 million cap on deductibility under Section 162(m) of the Code, the grant, vesting, exercise and/or settlement of such awards shall be contingent upon achievement of pre-established performance goals based on one or more of the following business criteria for the Company and/or for specified subsidiaries or affiliates or other business units or lines of business of the Company: (1) earnings per share (basic or fully diluted); (2) revenues; (3) earnings, before or after taxes, from operations (generally or specified operations), or before or after interest expense, depreciation, amortization, incentives, or extraordinary or special items; (4) cash flow, free cash flow, cash flow return on investment (discounted or otherwise), net cash provided by operations, or cash flow in excess of cost of capital; (5) return on net assets, return on assets, return on investment, return on capital, return on equity; (6) economic value added; (7) operating margin or operating expense; (8) net income; (9) share price or total stockholder return; and (10) strategic business criteria, consisting of one or more objectives based on meeting specified market penetration, geographic business expansion goals, cost targets, customer satisfaction, supervision of litigation and information technology, and goals relating to acquisitions or divestitures of subsidiaries, affiliates or joint ventures. The targeted level or levels of performance with respect to such business criteria may be established at such levels and in such terms as the Committee may determine, in its discretion, including in absolute terms, as a goal relative to performance in prior periods, or as a goal compared to the performance of one or more comparable companies or an index covering multiple companies. The maximum amount payable upon settlement of cash-settled performance units or other cash-settled awards granted under the Plan for any calendar year to any participant that is intended to satisfy the requirements of performance-based compensation under Section 162(m) of the Code shall not exceed $1,000,000.

No Dividend Equivalents on Unvested Performance Awards. Dividend equivalents will not be paid on awards based on performance objectives prior to the time the objectives are achieved.

No Option or SAR Repricing Without Stockholder Approval. Except as provided in the Plan in connection with certain antidilution adjustments, unless the approval of stockholders of the Company is obtained, (i) options and SARs issued under the Plan will not be amended to lower their exercise price, and they will not be exchanged for other options or SARs with lower exercise prices, (ii) options and SARs issued under the Plan that have an exercise price in excess of the fair market value of the underlying shares will not be exchanged for cash or other property, and (iii) no other action will be taken with respect to options or SARs that would be treated as a repricing under the rules of the principal stock exchange or market system on which the shares are listed.

Nontransferability. Unless otherwise set forth by the Committee in an award agreement, Awards (except for vested shares) will generally not be transferable by the participant other than by will or the laws of descent and distribution and will be exercisable during the lifetime of the participant only by such participant or his or her guardian or legal representative.

Change of Control. In the event of a change of control (as defined in the Plan), all Awards granted under the Plan then outstanding but not then exercisable (or subject to restrictions) shall become immediately exercisable, all restrictions shall lapse, and any performance criteria shall be deemed satisfied, unless otherwise provided in the applicable Award agreement.

Capital Structure Changes. If the Committee determines that any dividend in shares, recapitalization, share split, reorganization, merger, consolidation, spin-off, repurchase, share exchange, or other similar corporate transaction or event affects the Common Stock such that an adjustment is appropriate in order to prevent dilution or enlargement of the rights of eligible participants under the Plan, then the Committee shall make such equitable changes or adjustments as it deems appropriate, including adjustments to (i) the number and kind of shares which may thereafter be issued under the Plan, (ii) the number and kind of shares, other securities or other consideration issued or issuable in respect of outstanding Awards, and (iii) the exercise price, grant price or purchase price relating to any Award, and the Committee may also provide for a distribution of cash or property in respect of any Award.

Amendment and Termination. The Plan may be amended, suspended or terminated by the Board of Directors at any time, in whole or in part. However, any amendment for which stockholder approval is required under the rules of any stock exchange or automated quotation system on which the Common Stock may then be listed or quoted will not be effective until such stockholder approval has been obtained. In addition, no amendment, suspension, or termination of the Plan may materially and adversely affect the rights of a participant under any Award theretofore granted to him or her without the consent of the affected participant. The Committee may waive any conditions or rights, amend any terms, or amend, suspend or terminate, any Award granted, provided that, without participant consent, such amendment, suspension or termination may not materially and adversely affect the rights of such participant under any Award previously granted to him or her.

Effective Date and Term. The amended and restated Plan is effective as of April 5, 2017, subject to shareholder approval. Unless earlier terminated, the Plan will expire on the tenth anniversary of the effective date, and no further awards may be granted thereunder after such date.

Market Value. The per share closing price of the Common Stock on May 15, 2017 was $1.85.

Federal Income Tax Consequences. The following is a summary of the federal income tax consequences of the Plan, based upon current provisions of the Code, the Treasury regulations promulgated thereunder and administrative and judicial interpretations thereof, and does not address the consequences under any state, local or foreign tax laws.

Stock Options

In general, the grant of an option will not be a taxable event to the recipient and it will not result in a deduction to the Company. The tax consequences associated with the exercise of an option and the subsequent disposition of shares of Common Stock acquired on the exercise of such option depend on whether the option is a nonqualified stock option or an ISO.

Upon the exercise of a nonqualified stock option, the participant will recognize ordinary taxable income equal to the excess of the fair market value of the shares of Common Stock received upon exercise over the exercise price. The Company will generally be able to claim a deduction in an equivalent amount. Any gain or loss upon a subsequent sale or exchange of the shares of Common Stock will be capital gain or loss, long-term or short-term, depending on the holding period for the shares of Common Stock.

Generally, a participant will not recognize ordinary taxable income at the time of exercise of an ISO and no deduction will be available to the Company, provided the option is exercised while the participant is an employee or within three months following termination of employment (longer, in the case of disability or death). If an ISO granted under the Plan is exercised after these periods, the exercise will be treated for federal income tax purposes as the exercise of a nonqualified stock option. Also, an ISO granted under the Plan will be treated as a nonqualified stock option to the extent it (together with other ISOs granted to the participant by the Company) first becomes exercisable in any calendar year for shares of Common Stock having a fair market value, determined as of the date of grant, in excess of $100,000.

If shares of Common Stock acquired upon exercise of an ISO are sold or exchanged more than one year after the date of exercise and more than two years after the date of grant of the option, any gain or loss will be long-term capital gain or loss. If shares of Common Stock acquired upon exercise of an ISO are disposed of prior to the expiration of these one-year or two-year holding periods (a “Disqualifying Disposition”), the participant will recognize ordinary income at the time of disposition, and the Company will generally be entitled to a deduction, in an amount equal to the excess of the fair market value of the shares of Common Stock at the date of exercise over the exercise price. Any additional gain will be treated as capital gain, long-term or short-term, depending on how long the shares of Common Stock have been held. Where shares of Common Stock are sold or exchanged in a Disqualifying Disposition (other than certain related party transactions) for an amount less than their fair market value at the date of exercise, any ordinary income recognized in connection with the Disqualifying Disposition will be limited to the amount of gain, if any, recognized in the sale or exchange, and any loss will be a long-term or short-term capital loss, depending on how long the shares of Common Stock have been held.

If an option is exercised through the use of shares of Common Stock previously owned by the participant, such exercise generally will not be considered a taxable disposition of the previously owned shares and, thus, no gain or loss will be recognized with respect to such previously owned shares upon such exercise. The amount of any built-in gain on the previously owned shares generally will not be recognized until the new shares acquired on the option exercise are disposed of in a sale or other taxable transaction.

Although the exercise of an ISO as described above would not produce ordinary taxable income to the participant, it would result in an increase in the participant’s alternative minimum taxable income and may result in an alternative minimum tax liability.

Restricted Shares

A participant who receives restricted shares will generally recognize ordinary income at the time that they “vest”, i.e., when they are not subject to a substantial risk of forfeiture. The amount of ordinary income so recognized will generally be the fair market value of the Common Stock at the time the shares vest, less the amount, if any, paid for the shares. This amount is generally deductible for federal income tax purposes by the Company. Dividends paid with respect to Common Stock that is nonvested will be ordinary compensation income to the participant (and generally deductible by the Company). Any gain or loss upon a subsequent sale or exchange of the shares of Common Stock, measured by the difference between the sale price and the fair market value on the date the shares vest, will be capital gain or loss, long-term or short-term, depending on the holding period for the shares of Common Stock. The holding period for this purpose will begin on the date following the date the shares vest.

In lieu of the treatment described above, a participant may elect immediate recognition of income under Section 83(b) of the Code. In such event, the participant will recognize as income the fair market value of the restricted shares at the time of grant (determined without regard to any restrictions other than restrictions which by their terms will never lapse), and the Company will generally be entitled to a corresponding deduction. Dividends paid with respect to shares as to which a proper Section 83(b) election has been made will not be deductible by the Company. If a Section 83(b) election is made and the restricted shares are subsequently forfeited, the participant will not be entitled to any offsetting tax deduction.

SARs and Other Awards

With respect to SARs, restricted share units, performance shares, performance units, dividend equivalents and other Awards under the Plan not described above, generally, when a participant receives payment with respect to any such Award granted to him or her under the Plan, the amount of cash and the fair market value of any other property received will be ordinary income to such participant and will be allowed as a deduction for federal income tax purposes to the Company.

Payment of Withholding Taxes

The Company may withhold, or require a participant to remit to it, an amount sufficient to satisfy any federal, state, local or foreign withholding tax requirements associated with Awards under the Plan.

Deductibility Limit on Compensation in Excess of $1 Million

The Board believes that it is in the best interests of the Company and its stockholders to provide for an incentive plan under which stock-based and qualifying cash compensation awards made to the Company’s executive officers can qualify for deductibility by the Company for federal income tax purposes. Accordingly, the Plan has been structured in a manner such that awards under it can satisfy the requirements for “performance-based” compensation within the meaning of Section 162(m) of the Code. In general, under Section 162(m), in order for the Company to be able to deduct compensation in excess of $1 million paid in any one year to the Company’s Chief Executive Officer or any of the Company’s three other most highly compensated executive officers (other than the Company’s Chief Financial Officer), such compensation must qualify as “performance-based.” One of the requirements of “performance-based” compensation for purposes of Section 162(m) is that the material terms of the performance goals under which compensation may be paid be disclosed to and approved by the Company’s stockholders. For purposes of Section 162(m), the material terms include (i) the employees eligible to receive compensation, (ii) a description of the business criteria on which the performance goal is based and (iii) the maximum amount of compensation that can be paid to an employee under the performance goal. With respect to the various types of awards under the Plan, each of these aspects is discussed above, and stockholder approval of the Plan will also constitute approval of each of these aspects of the Plan for purposes of the approval requirements of Section 162(m). Although stockholder approval is one of the requirements for exemption under Section 162(m), even with stockholder approval there can be no guarantee that compensation will be treated as exempt “performance-based” compensation under Section 162(m). Furthermore, the Committee will continue to have the authority to provide compensation that is not exempt from the limits on deductibility under Section 162(m).

New Plan Benefits. The benefits that will be awarded or paid in the future under the Plan are not currently determinable. Such awards are within the discretion of the Committee, and the Committee has not determined future awards or who might receive them.

The Board of Directors Recommends a Vote “FOR” the Approval of the 2005 Long Term Incentive and Share Award Plan (as amended and restated April 5, 2017)

The following table contains information about the Company’s Common Stock that may be issued upon the exercise of options, warrants and rights under all of the Company’s equity compensation plans as of January 28, 2017:

Plan Category	Number of Shares to be Issued upon Exercise of Outstanding Options, Warrants and Rights(1)	Weighted Average Exercise Price of Outstanding Options, Warrants and Rights(1)	Number of Shares Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Outstanding Options, Warrants and Rights)
Equity Compensation Plan Approved by Shareholders	2,630,491	$3.58	1,114,309
Equity Compensation Plans and Agreements not Approved by Shareholders	—	—	—

(1)	Includes 170,927 deferred shares which may be issued for no consideration.

OTHER MATTERS

Other Items. Management knows of no other items or matters that are expected to be presented for consideration at the meeting. However, if other matters properly come before April 29, 2017, the persons named in the accompanying proxy intend to vote thereon in their discretion.

Proxy Solicitation. The Company will bear the cost of the meeting and the cost of soliciting proxies, including the cost of mailing the proxy materials. In addition to solicitation by mail, Directors, officers, and regular employees of the Company (none of whom will be specifically compensated for such services) may solicit proxies by telephone or otherwise. Arrangements will be made with brokerage houses and other custodians, nominees, and fiduciaries to forward proxies and proxy materials to their principals, and the Company will reimburse them for their ordinary and necessary expenses.

Independent Accountants. The Board of Directors currently intends to select KPMG LLP as independent accountants for the Company for fiscal 2017. KPMG LLP has acted as accountants for the Company since 1994, when it purchased the Albany practice of Ernst & Young, the Company’s accountants since 1985. Representatives of KPMG LLP will be present at the Annual Meeting and available to make statements to and respond to appropriate questions of shareholders.

The appointment of independent accountants is approved annually by the Board of Directors. The decision of the Board is based on the recommendation of the Audit Committee, which reviews and approves in advance the audit scope, the types of non-audit services, and the estimated fees for the coming year. The Audit Committee also reviews and approves non-audit services to ensure that they will not impair the independence of the accountants.

Before making its recommendation to the Board for appointment of KPMG LLP, the Audit Committee carefully considered that firm’s qualifications as independent accountants for the Company. This included a review of its performance in prior years, as well as its reputation for integrity and competence in the fields of accounting and auditing. The Audit Committee’s review included inquiry concerning any litigation involving KPMG LLP and any proceedings by the Securities and Exchange Commission against the firm. The following is a description of the fees billed to the Company by KPMG LLP for fiscal years 2016 and 2015.

Audit Fees. Audit fees include fees paid by the Company to KPMG LLP in connection with the annual audit of the Company’s consolidated financial statements and KPMG LLP’s review of the Company’s interim financial statements. Audit fees also include fees for services performed by KPMG LLP that are closely related to the audit and in many cases could only be provided by independent accountants. Such services include comfort letters and consents related to SEC registration statements and certain reports relating to the Company’s regulatory filings. The aggregate fees billed to the Company by KPMG LLP for audit services rendered to the Company and its subsidiaries for fiscal years 2016 and 2015 totaled $714,000 and $452,000, respectively. Fees for fiscal year 2016 include $215,000 in audit fees related to the etailz acquisition.

Audit-Related Fees. Audit related services audit services related to employee benefit plan audits. The aggregate fees billed to the Company by KPMG LLP for audit related services rendered to the Company and its subsidiaries were $21,000 and $20,500 for fiscal years 2016 and 2015, respectively.

Tax fees. Tax fees include corporate tax compliance and counsel and advisory services. KPMG didn’t receive any fees for tax services in the last two years.

Each year, the Company reviews its existing practices regarding the use of its independent accountants to provide non-audit and consulting services to ensure compliance with recent SEC proposals. The Company has a policy which provides that the Company’s independent accountants may provide certain non-audit services which do not impair the accountants’ independence. In that regard, the Audit Committee must pre-approve all audit services provided to the Company, as well as non-audit services provided by the Company’s independent accountants. This policy is administered by the Company’s senior financial management, which reports throughout the year to the Audit Committee.

Financial Statements. The Company’s 2016 Annual Report to Shareholders (which does not form a part of the proxy solicitation material), including financial statements for the fiscal year ended

January 28, 2017, is being sent concurrently to shareholders. If you have not received or had access to the 2016 Annual Report to Shareholders, you may request a copy by writing to: Trans World Entertainment Corporation, Attention: Treasurer, 38 Corporate Circle, Albany, NY 12203, and a copy will be sent to you free of charge.

SUBMISSION OF SHAREHOLDER PROPOSALS

Shareholders of the Company wishing to include proposals in the proxy material relating to the Annual Meeting of the Company to be held in 2018 must submit the same in writing so as to be received at the executive offices of the Company on or before February 3, 2018. Such proposals must also meet the other requirements of the rules of the Securities and Exchange Commission relating to shareholder proposals. Proposals should be addressed to Edwin J. Sapienza, Secretary, Trans World Entertainment Corporation, 38 Corporate Circle, Albany, NY 12203. No such proposals were received with respect to the Annual Meeting scheduled for June 28, 2017.

For any proposal that is not submitted for inclusion in next year’s proxy statement (as described in the preceding paragraph) but is instead sought to be presented directly at next year’s annual general meeting, the rules of the SEC permit the individuals named as proxies to vote shares represented by properly executed proxies in each individual’s discretion if the Company does not receive notice of the proposal on or before April 29, 2018. Notices of intention to present proposals at next year’s annual general meeting should be addressed to Edwin J. Sapienza, Secretary, Trans World Entertainment, 38 Corporate Circle, Albany, NY 12203.

By Order of the Board of Directors,

Edwin J. Sapienza, Secretary

May 31, 2017

APPENDIX A

TRANS WORLD ENTERTAINMENT CORPORATION 2005 LONG TERM INCENTIVE AND SHARE AWARD PLAN

(AS AMENDED AND RESTATED ON APRIL 5, 2017)

SECTION 1.  Purposes.

The purposes of the 2005 Long Term Incentive and Share Award Plan, as amended and restated, are to advance the interests of Trans World Entertainment Corporation and its shareholders by providing a means to attract, retain, and motivate employees, consultants and directors of the Company, its subsidiaries and affiliates, to provide for competitive compensation opportunities, to encourage long term service, to recognize individual contributions and reward achievement of performance goals, and to promote the creation of long term value for stockholders by aligning the interests of such persons with those of stockholders.

SECTION 2.  Definitions.

For purposes of the Plan, the following terms shall be defined as set forth below:

2.1. “Affiliate” means any entity other than the Company and its Subsidiaries that is designated by the Board or the Committee as a participating employer under the Plan; provided, however, that the Company directly or indirectly owns at least 20% of the combined voting power of all classes of stock of such entity or at least 20% of the ownership interests in such entity.

2.2. “Award” means any Option, SAR, Restricted Share, Restricted Share Unit, Performance Share, Performance Unit, Dividend Equivalent, or Other Share-Based Award granted to an Eligible Person under the Plan.

2.3. “Award Agreement” means any written agreement, contract, or other instrument or document evidencing an Award.

2.4. “Beneficiary” means the person, persons, trust or trusts which have been designated by an Eligible Person in his or her most recent written beneficiary designation filed with the Company to receive the benefits specified under this Plan upon the death of the Eligible Person, or, if there is no designated Beneficiary or surviving designated Beneficiary, then the person, persons, trust or trusts entitled by will or the laws of descent and distribution to receive such benefits.

2.5. “Board” means the Board of Directors of the Company.

2.6. “Code” means the Internal Revenue Code of 1986, as amended from time to time. References to any provision of the Code shall be deemed to include successor provisions thereto and regulations thereunder.

2.7. “Committee” means the Compensation Committee of the Board, or such other Board committee or subcommittee (which may include the entire Board) as may be designated by the Board to administer the Plan; provided, however, that, unless otherwise determined by the Board, the Committee shall consist of two or more directors of the Company, each of whom is a “non-employee director” within the meaning of Rule 16b-3 under the Exchange Act, to the extent applicable, and each of whom is an “outside director” within the meaning of Section 162(m) of the Code, to the extent applicable; provided, further, that the mere fact that the Committee shall fail to qualify under either of the foregoing requirements shall not invalidate any Award made by the Committee which Award is otherwise validly made under the Plan.

2.8. “Company” means Trans World Entertainment Corporation, a corporation organized under the laws of New York, or any successor corporation.

2.9. “Director” means a member of the Board who is not an employee of the Company, a Subsidiary or an Affiliate.

2.10. “Dividend Equivalent” means a right, granted under Section 5(g), to receive cash, Shares, or other property equal in value to dividends paid with respect to a specified number of Shares. Dividend Equivalents may be awarded on a free-standing basis or in connection with another Award, and may be paid currently or on a deferred basis.

2.11. “Eligible Person” means (i) an employee or consultant of the Company, a Subsidiary or an Affiliate, including any Director who is an employee, or (ii) a Director. Notwithstanding any provisions of this Plan to the contrary, an Award may be granted to an employee, consultant or Director, in connection with his or her hiring or retention prior to the date the employee, consultant or Director first performs services for the Company, a Subsidiary or an Affiliate; provided, however, that any such Award shall not become vested or exercisable prior to the date the employee, consultant or Director first performs such services.

2.12. “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time. References to any provision of the Exchange Act shall be deemed to include successor provisions thereto and regulations thereunder.

2.13. “Fair Market Value” means, with respect to Shares or other property, the fair market value of such Shares or other property determined by such methods or procedures as shall be established from time to time by the Committee. If the Shares are listed on any established stock exchange or a national market system, unless otherwise determined by the Committee in good faith, the Fair Market Value of Shares shall mean the closing price per Share on the date (or, if the Shares were not traded on that day, the next preceding day that the Shares were traded) on the principal exchange or market system on which the Shares are traded, as such prices are officially quoted on such exchange.

2.14. “ISO” means any Option intended to be and designated as an incentive stock option within the meaning of Section 422 of the Code.

2.15. “NQSO” means any Option that is not an ISO.

2.16. “Option” means a right, granted under Section 5(b), to purchase Shares.

2.17. “Other Share-Based Award” means a right, granted under Section 5(h), that relates to or is valued by reference to Shares.

2.18. “Participant” means an Eligible Person who has been granted an Award under the Plan.

2.19. “Performance Share” means a performance share granted under Section 5(f).

2.20. “Performance Unit” means a performance unit granted under Section 5(f).

2.21. “Plan” means this 2005 Long Term Incentive and Share Award Plan, as amended and restated.

2.22. “Restricted Shares” means an Award of Shares under Section 5(d) that may be subject to certain restrictions and to a risk of forfeiture.

2.23. “Restricted Share Unit” means a right, granted under Section 5(e), to receive Shares or cash at the end of a specified deferral period.

2.24. “Rule 16b-3” means Rule 16b-3, as from time to time in effect and applicable to the Plan and Participants, promulgated by the Securities and Exchange Commission under Section 16 of the Exchange Act.

2.25. “SAR” or “Share Appreciation Right” means the right, granted under Section 5(c), to be paid an amount measured by the difference between the exercise price of the right and the Fair Market Value of Shares on the date of exercise of the right, with payment to be made in cash, Shares, or property as specified in the Award or determined by the Committee.

2.26. “Shares” means common stock, $.01 par value per share, of the Company, and such other securities as may be substituted for Shares pursuant to Section 4(c) hereof.

2.27. “Subsidiary” means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if each of the corporations (other than the last corporation in the unbroken chain) owns shares possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in the chain.

2.28. “Termination of Service” means the termination of the Participant’s employment, consulting services or directorship with the Company, its Subsidiaries and its Affiliates, as the case may be. A Participant employed by a Subsidiary of the Company or one of its Affiliates shall also be deemed to incur a Termination of Service if the Subsidiary of the Company or Affiliate ceases to be such a Subsidiary or an Affiliate, as the case may be, and the Participant does not immediately thereafter become an employee or director of, or a consultant to, the Company, another Subsidiary of the Company or an Affiliate. Temporary absences from employment because of illness, vacation or leave of absence and transfers among the Company and its Subsidiaries and Affiliates shall not be considered a Termination of Service.

SECTION 3.  Administration.

3.1. Authority of the Committee. The Plan shall be administered by the Committee, and the Committee shall have full and final authority to take the following actions, in each case subject to and consistent with the provisions of the Plan:

(A)	to select Eligible Persons to whom Awards may be granted;

(B)	to designate Affiliates;

(C)	to determine the type or types of Awards to be granted to each Eligible Person;

(D)

to determine the type and number of Awards to be granted, the number of Shares to which an Award may relate, the terms and conditions of any Award granted under the Plan (including, but not limited to, any exercise price, grant price, or purchase price, any restriction or condition, any schedule for lapse of restrictions or conditions relating to transferability or forfeiture, exercisability, or settlement of an Award, and waiver or accelerations thereof, and waivers of performance conditions relating to an Award, based in each case on such considerations as the Committee shall determine), and all other matters to be determined in connection with an Award;

(E)

to determine whether, to what extent, and under what circumstances an Award may be settled, or the exercise price of an Award may be paid, in cash, Shares, other Awards, or other property, or an Award may be canceled, forfeited, exchanged, or surrendered;

(F)

to determine whether, to what extent, and under what circumstances cash, Shares, other Awards, or other property payable with respect to an Award will be deferred either automatically, at the election of the Committee, or at the election of the Eligible Person; provided that such deferral shall be structured to be in compliance with Section 409A of the Code;

(G)	to prescribe the form of each Award Agreement, which need not be identical for each Eligible Person;

(H)	to adopt, amend, suspend, waive, and rescind such rules and regulations and appoint such agents as the Committee may deem necessary or advisable to administer the Plan;

(I)

to correct any defect or supply any omission or reconcile any inconsistency in the Plan and to construe and interpret the Plan and any Award, rules and regulations, Award Agreement, or other instrument hereunder;

(J)	to accelerate the exercisability or vesting of all or any portion of any Award or to extend the period during which an Award is exercisable;

(K)	to determine whether uncertificated Shares may be used in satisfying Awards and otherwise in connection with the Plan; and

(L)	to make all other decisions and determinations as may be required under the terms of the Plan or as the Committee may deem necessary or advisable for the administration of the Plan.

3.2. Manner of Exercise of Committee Authority. The Committee shall have sole discretion in exercising its authority under the Plan. Any action of the Committee with respect to the Plan shall be final, conclusive, and binding on all persons, including the Company, Subsidiaries, Affiliates, Eligible Persons, any person claiming any rights under the Plan from or through any Eligible Person, and shareholders. The express grant of any specific power to the Committee, and the taking of any action by the Committee, shall not be construed as limiting any power or authority of the Committee. The Committee may delegate to other members of the Board or officers or managers of the Company or any Subsidiary or Affiliate the authority, subject to such terms as the Committee shall determine, to perform administrative functions and, with respect to Awards granted to persons not subject to Section 16 of the Exchange Act, to perform such other functions as the Committee may determine, to the extent permitted under Rule 16b-3 (if applicable) and applicable law.

3.3. Limitation of Liability. Each member of the Committee shall be entitled to, in good faith, rely or act upon any report or other information furnished to him or her by any officer or other employee of the Company or any Subsidiary or Affiliate, the Company’s independent certified public accountants, or other professional retained by the Company to assist in the administration of the Plan. No member of the Committee, and no officer or employee of the Company acting on behalf of the Committee, shall be personally liable for any action, determination, or interpretation taken or made in good faith with respect to the Plan, and all members of the Committee and any officer or employee of the Company acting on their behalf shall, to the extent permitted by law, be fully indemnified and protected by the Company with respect to any such action, determination, or interpretation.

3.4. Limitation on Committee’s Discretion. Anything in this Plan to the contrary notwithstanding, in the case of any Award which is intended to qualify as “performance-based compensation” within the meaning of Section 162(m)(4)(C) of the Code, the Committee shall have no discretion to increase the amount of compensation payable under the Award to the extent such an increase would cause the Award to lose its qualification as such performance-based compensation.

3.5. No Option or SAR Repricing Without Shareholder Approval. Except as provided in the first sentence of Section 4(c) hereof relating to certain antidilution adjustments, unless the approval of shareholders of the Company is obtained, (i) Options and SARs issued under the Plan shall not be amended to lower their exercise price, (ii) Options and SARs issued under the Plan will not be exchanged for other Options or SARs with lower exercise prices, (iii) Options and SARs issued under the Plan with an exercise price in excess of the Fair Market Value of the underlying Shares will not be exchanged for cash or other property, and (iv) no other action shall be taken with respect to Options or SARs that would be treated as a repricing under the rules of the principal stock exchange or market system on which the Shares are listed.

3.6. Limitation on Committee’s Authority Under 409A. Anything in this Plan to the contrary notwithstanding, the Committee’s authority to modify outstanding Awards shall be limited to the extent necessary so that the existence of such authority does not (i) cause an Award that is not otherwise deferred compensation subject to Section 409A of the Code to become deferred compensation subject to Section 409A of the Code or (ii) cause an Award that is otherwise deferred compensation subject to Section 409A of the Code to fail to meet the requirements prescribed by Section 409A of the Code.

3.7. Director Awards. The aggregate number of Shares subject to Options and SARs granted under this Plan during any calendar year to any one Director shall not exceed 25,000, and the aggregate number of Shares issued or issuable under all Awards granted under this Plan other than Options or SARs during any calendar year to any one Director shall not exceed 75,000; provided, however, that in the calendar year in which a Director first joins the Board or is first designated as Chairman of the Board or Lead Director, the maximum number of Shares subject to Awards granted to the Director may be up to 200% of the number of Shares set forth in the foregoing limits.

SECTION 4.  Shares Subject to the Plan.

4.1. Subject to adjustment as provided in Section 4(c) hereof, the total number of Shares reserved for issuance in connection with Awards under the Plan shall be 5,000,000. No Award may be granted if the number of Shares to which such Award relates, when added to the number of Shares previously issued under the Plan, exceeds the number of Shares reserved under the preceding sentence. If any Awards are forfeited, canceled, terminated, exchanged or surrendered or such Award is settled in cash or otherwise terminates without a distribution of Shares to the Participant, any Shares counted against the number of Shares reserved and available under the Plan with respect to such Award shall, to the extent of any such forfeiture, settlement, termination, cancellation, exchange or surrender, again be available for Awards under the Plan. Upon the exercise of any Award granted in tandem with any other Awards, such related Awards shall be canceled to the extent of the number of Shares as to which the Award is exercised.

4.2. Subject to adjustment as provided in Section 4(c) hereof, the maximum number of Shares (i) with respect to which Options or SARs may be granted during a calendar year to any Eligible Person under this Plan shall be 1,000,000 Shares, and (ii) with respect to Performance Shares, Performance Units, Restricted Shares or Restricted Share Units intended to qualify as performance-based compensation within the meaning of Section 162(m)(4)(C) of the Code shall be 200,000 Shares during a calendar year to any Eligible Person under this Plan.

4.3. In the event that the Committee shall determine that any dividend in Shares, recapitalization, Share split, reverse split, reorganization, merger, consolidation, spin-off, combination, repurchase, share exchange, extraordinary distribution or other similar corporate transaction or event, affects the Shares such that an adjustment is appropriate in order to prevent dilution or enlargement of the rights of Eligible Persons under the Plan, then the Committee shall make such equitable changes or adjustments as it deems appropriate and, in such manner as it may deem equitable, (i) adjust any or all of (x) the number and kind of shares which may thereafter be issued under the Plan, (y) the number and kind of shares, other securities or other consideration issued or issuable in respect of outstanding Awards, and (z) the exercise price, grant price, or purchase price relating to any Award, or (ii) provide for a distribution of cash or property in respect of any Award; provided, however, in each case that, with respect to ISOs, such adjustment shall be made in accordance with Section 424(a) of the Code, unless the Committee determines otherwise; provided further, however, that no adjustment shall be made pursuant to this Section 4(c) that causes any Award that is not otherwise deferred compensation subject to Section 409A of the Code to be treated as deferred compensation pursuant to Section 409A of the Code. In addition, the Committee is authorized to make adjustments in the terms and conditions of, and the criteria and performance objectives, if any, included in, Awards in recognition of unusual or non-recurring events (including, without limitation, events described in the preceding sentence) affecting the Company or any Subsidiary or Affiliate or the financial statements of the Company or any Subsidiary or Affiliate, or in response to changes in applicable laws, regulations, or accounting principles; provided, however, that the Committee shall not have discretion to increase the amount of compensation payable under any Award intended to qualify as performance-based compensation for purposes of Section 162(m)(4)(C) of the Code to the extent such an increase would cause the Award to lose its qualification as performance-based compensation for purposes of Section 162(m)(4)(C) of the Code and the regulations thereunder.

4.4. In the event that the Company is a party to a merger or consolidation or a Change of Control shall occur, outstanding Awards shall be subject to the agreement of merger or consolidation or other applicable transaction agreement. Such agreement, without the Participants’ consent, may provide for: (i) continuation or assumption of such outstanding Award under the Plan by the Company (if it is the surviving corporation) or by the surviving corporation or its parent; (ii) substitution by the surviving corporation or its parent of awards with substantially the same terms for such outstanding Awards (and, if the Company is not a publicly traded entity, substitution of shares with equity of the surviving corporation or its parent with substantially the same terms as the outstanding shares); (iii) acceleration of the vesting of or right to exercise such outstanding Awards immediately prior to or as of the date of the merger or consolidation or Change of Control, and, in the case of Options or SARs, the expiration of such outstanding Options or SARs to the extent not timely exercised by the date of the merger, consolidation, Change of Control or other date thereafter designated by the Board; or (iv) in the case of Options or SARs, cancellation of all or any portion of such outstanding Options or SARs by a cash payment of the excess, if any, of the Fair Market Value of the shares subject to such outstanding Options or SARs or portion thereof being canceled over the aggregate purchase price with respect to such Options or SARs or portion thereof being canceled.

4.5. Any Shares distributed pursuant to an Award may consist, in whole or in part, of authorized and unissued Shares or treasury Shares including Shares acquired by purchase in the open market or in private transactions.

SECTION 5.  Specific Terms of Awards.

5.1. General. Awards may be granted on the terms and conditions set forth in this Section 5. In addition, the Committee may impose on any Award or the exercise thereof, at the date of grant or thereafter (subject to Section 9(d)), such additional terms and conditions, not inconsistent with the provisions of the Plan, as the Committee shall determine, including terms regarding forfeiture of Awards or continued exercisability of Awards in the event of Termination of Service by the Eligible Person.

5.2. Options. The Committee is authorized to grant Options, which may be NQSOs or ISOs, to Eligible Persons on the following terms and conditions:

(A)

Exercise Price. The exercise price per Share purchasable under an Option shall be determined by the Committee; provided, however, that the exercise price per Share of an Option shall not be less than the Fair Market Value of a Share on the date of grant of the Option. The Committee may, without limitation, set an exercise price that is based upon achievement of performance criteria if deemed appropriate by the Committee.

(B)	Option Term. The term of each Option shall be determined by the Committee; provided, however, that such term shall not be longer than ten years from the date of grant of the Option.

(C)

Time and Method of Exercise. The Committee shall determine at the date of grant or thereafter the time or times at which an Option may be exercised in whole or in part (including, without limitation, upon achievement of performance criteria if deemed appropriate by the Committee), the methods by which such exercise price may be paid or deemed to be paid (including, without limitation, broker-assisted exercise arrangements), the form of such payment (including, without limitation, cash, Shares, notes or other property), and the methods by which Shares will be delivered or deemed to be delivered to Eligible Persons. Unless otherwise set forth by the Committee in an applicable Award Agreement, Options granted hereunder shall become exercisable in full upon a Termination of Service due to the death or Disability of the Participant. Unless otherwise set forth by the Committee in an applicable Award Agreement, a Termination of Service shall be due to the Disability of the Participant if, upon such Termination of Service, the Participant qualifies for long-term disability benefits under the Company’s applicable long-term disability plan.

(D)

ISOs. The terms of any ISO granted under the Plan shall comply in all respects with the provisions of Section 422 of the Code, including but not limited to the requirement that the ISO shall be granted within ten years from the earlier of the date of adoption or shareholder approval of the Plan. ISOs may only be granted to employees of the Company or a Subsidiary.

5.3. SARs. The Committee is authorized to grant SARs (Share Appreciation Rights) to Eligible Persons on the following terms and conditions:

(A)

Right to Payment. A SAR shall confer on the Eligible Person to whom it is granted a right to receive with respect to each Share subject thereto, upon exercise thereof, the excess of (1) the Fair Market Value of one Share on the date of exercise over (2) the exercise price per Share of the SAR as determined by the Committee as of the date of grant of the SAR

(which shall not be less than the Fair Market Value per Share on the date of grant of the SAR and, in the case of a SAR granted in tandem with an Option, shall be equal to the exercise price of the underlying Option).

(B)

Other Terms. The Committee shall determine, at the time of grant or thereafter, the time or times at which a SAR may be exercised in whole or in part (which shall not be more than ten years after the date of grant of the SAR), the method of exercise, method of settlement, form of consideration payable in settlement, method by which Shares will be delivered or deemed to be delivered to Eligible Persons, whether or not a SAR shall be in tandem with any other Award, and any other terms and conditions of any SAR. Unless the Committee determines otherwise, a SAR (1) granted in tandem with an NQSO may be granted at the time of grant of the related NQSO or at any time thereafter or (2) granted in tandem with an ISO may only be granted at the time of grant of the related ISO.

5.4. Restricted Shares. The Committee is authorized to grant Restricted Shares to Eligible Persons on the following terms and conditions:

(A)

Issuance and Restrictions. Restricted Shares shall be subject to such restrictions on transferability and other restrictions, if any, as the Committee may impose at the date of grant or thereafter, which restrictions, if any, may lapse separately or in combination at such times, under such circumstances (including, without limitation, upon achievement of performance criteria if deemed appropriate by the Committee), in such installments, or otherwise, as the Committee may determine. Except to the extent restricted under the Award Agreement relating to the Restricted Shares, an Eligible Person granted Restricted Shares shall have all of the rights of a shareholder including, without limitation, the right to vote Restricted Shares and the right to receive dividends thereon.

(B)

Forfeiture. Except as otherwise determined by the Committee, at the date of grant or thereafter, upon Termination of Service during any applicable restriction period, Restricted Shares and any accrued but unpaid dividends or Dividend Equivalents that are at that time subject to restrictions shall be forfeited; provided, however, that the Committee may provide, by rule or regulation or in any Award Agreement, or may determine in any individual case, that restrictions or forfeiture conditions relating to Restricted Shares will be waived in whole or in part in the event of Termination of Service resulting from specified causes, and the Committee may in other cases waive in whole or in part the forfeiture of Restricted Shares.

(C)

Certificates for Shares. Restricted Shares granted under the Plan may be evidenced in such manner as the Committee shall determine. If certificates representing Restricted Shares are registered in the name of the Eligible Person, such certificates shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Restricted Shares, and, unless otherwise determined by the Committee, the Company shall retain physical possession of the certificate and the Participant shall deliver a stock power to the Company, endorsed in blank, relating to the Restricted Shares.

(D)

Dividends. Dividends paid on Restricted Shares shall be either paid at the dividend payment date, or deferred for payment to such date, and subject to such conditions, as determined by the Committee, in cash or in restricted or unrestricted Shares having a Fair Market Value equal to the amount of such dividends. Unless otherwise determined by the Committee, Shares distributed in connection with a Share split or dividend in Shares, and other property distributed as a dividend, shall be subject to restrictions and a risk of forfeiture to the same extent as the Restricted Shares with respect to which such Shares or other property has been distributed.

5.5. Restricted Share Units. The Committee is authorized to grant Restricted Share Units to Eligible Persons, subject to the following terms and conditions:

(A)

Award and Restrictions. Delivery of Shares or cash, as the case may be, will occur upon expiration of the deferral period specified for Restricted Share Units by the Committee (or, if permitted by the Committee, as elected by the Eligible Person). In addition, Restricted

Share Units shall be subject to such restrictions as the Committee may impose, if any (including, without limitation, the achievement of performance criteria if deemed appropriate by the Committee), at the date of grant or thereafter, which restrictions may lapse at the expiration of the deferral period or at earlier or later specified times, separately or in combination, in installments or otherwise, as the Committee may determine.

(B)

Forfeiture. Except as otherwise determined by the Committee at date of grant or thereafter, upon Termination of Service during the applicable deferral period or portion thereof to which forfeiture conditions apply (as provided in the Award Agreement evidencing the Restricted Share Units), or upon failure to satisfy any other conditions precedent to the delivery of Shares or cash to which such Restricted Share Units relate, all Restricted Share Units that are at that time subject to deferral or restriction shall be forfeited; provided, however, that the Committee may provide, by rule or regulation or in any Award Agreement, or may determine in any individual case, that restrictions or forfeiture conditions relating to Restricted Share Units will be waived in whole or in part in the event of Termination of Service resulting from specified causes, and the Committee may in other cases waive in whole or in part the forfeiture of Restricted Share Units.

(C)

Dividend Equivalents. Unless otherwise determined by the Committee at the date of grant, Dividend Equivalents on the specified number of Shares covered by a Restricted Share Unit shall be either (A) paid with respect to such Restricted Share Unit at the dividend payment date in cash or in restricted or unrestricted Shares having a Fair Market Value equal to the amount of such dividends, or (B) deferred with respect to such Restricted Share Unit and the amount or value thereof automatically deemed reinvested in additional Restricted Share Units or other Awards, as the Committee shall determine.

5.6. Performance Shares and Performance Units. The Committee is authorized to grant Performance Shares or Performance Units or both to Eligible Persons on the following terms and conditions:

(A)

Performance Period. The Committee shall determine a performance period (the “Performance Period”) of one or more years or other periods and shall determine the performance objectives for grants of Performance Shares and Performance Units. Performance objectives may vary from Eligible Person to Eligible Person and shall be based upon the performance criteria as the Committee may deem appropriate. The performance objectives may be determined by reference to the performance of the Company, or of a Subsidiary or Affiliate, or of a division or unit of any of the foregoing. Performance Periods may overlap and Eligible Persons may participate simultaneously with respect to Awards for which different Performance Periods are prescribed.

(B)

Award Value. For each Performance Period, the Committee shall determine for each Eligible Person or group of Eligible Persons with respect to that Performance Period the range of number of Shares, if any, in the case of Performance Shares, and the range of dollar values, if any, in the case of Performance Units, which may be fixed or may vary in accordance with such performance or other criteria specified by the Committee, which shall be paid to an Eligible Person as an Award if the relevant measure of Company performance for the Performance Period is met.

(C)

Significant Events. If during the course of a Performance Period there shall occur significant events as determined by the Committee which the Committee expects to have a substantial effect on a performance objective during such period, the Committee may revise such objective; provided, however, that, in the case of any Award intended to qualify as performance-based compensation for purposes of Section 162(m)(4)(C) of the Code, the Committee shall not have any discretion to increase the amount of compensation payable under the Award to the extent such an increase would cause the Award to lose its qualification as performance-based compensation for purposes of Section 162(m)(4)(C) of the Code and the regulations thereunder.

(D)

Forfeiture. Except as otherwise determined by the Committee, at the date of grant or thereafter, upon Termination of Service during the applicable Performance Period, Performance Shares and Performance Units for which the Performance Period was prescribed shall be forfeited; provided, however, that the Committee may provide, by rule or regulation or in any Award Agreement, or may determine in an individual case, that restrictions or forfeiture conditions relating to Performance Shares and Performance Units will be waived in whole or in part in the event of Terminations of Service resulting from specified causes, and the Committee may in other cases waive in whole or in part the forfeiture of Performance Shares and Performance Units.

(E)

Payment. Each Performance Share or Performance Unit may be paid in whole Shares, or cash, or a combination of Shares and cash either as a lump sum payment or in installments, all as the Committee shall determine, at the time of grant of the Performance Share or Performance Unit or otherwise, commencing at the time determined by the Committee.

5.7. Dividend Equivalents. The Committee is authorized to grant Dividend Equivalents to Eligible Persons. The Committee may provide, at the date of grant or thereafter, that Dividend Equivalents shall be paid or distributed when accrued or shall be deemed to have been reinvested in additional Shares, or other investment vehicles as the Committee may specify; provided, however, that, unless otherwise determined by the Committee, Dividend Equivalents (other than freestanding Dividend Equivalents) shall be subject to all conditions and restrictions of any underlying Awards to which they relate.

5.8. Other Share-Based Awards. The Committee is authorized, subject to limitations under applicable law, to grant to Eligible Persons such other Awards that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, Shares, as deemed by the Committee to be consistent with the purposes of the Plan, including, without limitation, unrestricted shares awarded purely as a “bonus” and not subject to any restrictions or conditions, other rights convertible or exchangeable into Shares, purchase rights for Shares, Awards with value and payment contingent upon performance of the Company or any other factors designated by the Committee, and Awards valued by reference to the performance of specified Subsidiaries or Affiliates. The Committee shall determine the terms and conditions of such Awards at date of grant or thereafter. Shares delivered pursuant to an Award in the nature of a purchase right granted under this Section 5(h) shall be purchased for such consideration, paid for at such times, by such methods, and in such forms, including, without limitation, cash, Shares, notes or other property, as the Committee shall determine. Cash awards, as an element of or supplement to any other Award under the Plan, shall also be authorized pursuant to this Section 5(h).

SECTION 6.  Certain Provisions Applicable to Awards.

6.1. Stand-Alone, Additional, Tandem and Substitute Awards. Awards granted under the Plan may, in the discretion of the Committee, be granted to Eligible Persons either alone or in addition to, in tandem with, or in exchange or substitution for, any other Award granted under the Plan or any award granted under any other plan or agreement of the Company, any Subsidiary or Affiliate, or any business entity to be acquired by the Company or a Subsidiary or Affiliate, or any other right of an Eligible Person to receive payment from the Company or any Subsidiary or Affiliate. Awards may be granted in addition to or in tandem with such other Awards or awards, and may be granted either as of the same time as or a different time from the grant of such other Awards or awards. Subject to the provisions of Section 3(e) hereof prohibiting Option and SAR repricing without shareholder approval, the per Share exercise price of any Option, or grant price of any SAR, which is granted, in connection with the substitution of awards granted under any other plan or agreement of the Company or any Subsidiary or Affiliate or any business entity to be acquired by the Company or any Subsidiary or Affiliate, shall be determined by the Committee, in its discretion.

6.2. Term of Awards. The term of each Award granted to an Eligible Person shall be for such period as may be determined by the Committee; provided, however, that in no event shall the term of any Option or SAR exceed a period of ten years from the date of its grant (or such shorter period as may be applicable under Section 422 of the Code).

6.3. Form of Payment Under Awards. Subject to the terms of the Plan and any applicable Award Agreement, payments to be made by the Company or a Subsidiary or Affiliate upon the grant, maturation, or exercise of an Award may be made in such forms as the Committee shall determine at the date of grant or thereafter, including, without limitation, cash, Shares, notes or other property, and may be made in a single payment or transfer, in installments, or on a deferred basis; provided that any such deferral shall be structured in a manner intended to be in compliance with Section 409A of the Code. The Committee may make rules relating to installment or deferred payments with respect to Awards, including the rate of interest to be credited with respect to such payments, and the Committee may require deferral of payment under an Award if, in the sole judgment of the Committee, it may be necessary in order to avoid nondeductibility of the payment under Section 162(m) of the Code.

6.4. Nontransferability. Unless otherwise set forth by the Committee in an Award Agreement, Awards shall not be transferable by an Eligible Person except by will or the laws of descent and distribution (except pursuant to a Beneficiary designation) and shall be exercisable during the lifetime of an Eligible Person only by such Eligible Person or his guardian or legal representative. An Eligible Person’s rights under the Plan may not be pledged, mortgaged, hypothecated, or otherwise encumbered, and shall not be subject to claims of the Eligible Person’s creditors.

6.5. Noncompetition. The Committee may, by way of the Award Agreements or otherwise, establish such other terms, conditions, restrictions and/or limitations, if any, of any Award, provided they are not inconsistent with the Plan, including, without limitation, the requirement that the Participant not engage in competition with, solicit customers or employees of, or disclose or use confidential information of, the Company or its Affiliates.

6.6. No Dividend Equivalents on Unvested Performance Awards. Notwithstanding any provision of this Plan to the contrary, Dividend Equivalents shall not be paid with respect to Performance Shares, Performance Units or other Awards that vest based on achievement of performance objectives prior to the time the applicable performance objectives have been achieved.

SECTION 7.  Performance Awards.

7.1. Performance Awards Granted to Covered Employees. If the Committee determines that an Award (other than an Option or SAR) to be granted to an Eligible Person should qualify as “performance-based compensation” for purposes of Section 162(m) of the Code, the grant, vesting, exercise and/or settlement of such Award (each, a “Performance Award”) shall be contingent upon achievement of preestablished performance goals and other terms set forth in this Section 7(a).

(A)

Performance Goals Generally. The performance goals for such Performance Awards shall consist of one or more business criteria and a targeted level or levels of performance with respect to each of such criteria, as specified by the Committee consistent with this Section 7(a). The performance goals shall be objective and shall otherwise meet the requirements of Section 162(m) of the Code and regulations thereunder (including Treasury Regulation 1.162-27 and successor regulations thereto), including the requirement that the level or levels of performance targeted by the Committee result in the achievement of performance goals being “substantially uncertain.” The Committee may determine that such Performance Awards shall be granted, vested, exercised and/or settled upon achievement of any one performance goal or that two or more of the performance goals must be achieved as a condition to grant, vesting, exercise and/or settlement of such Performance Awards. Performance goals may differ for Performance Awards granted to any one Participant or to different Participants.

(B)

Business Criteria. One or more of the following business criteria for the Company, on a consolidated basis, and/or for specified Subsidiaries or Affiliates or other business units or lines of business of the Company shall be used by the Committee in establishing performance goals for such Performance Awards: (1) earnings per share (basic or fully diluted); (2) revenues; (3) earnings, before or after taxes, from operations (generally or specified operations), or before or after interest expense, depreciation, amortization, incentives, or extraordinary or special items; (4) cash flow, free cash flow, cash flow return on investment (discounted or otherwise), net cash provided by operations, or cash flow in excess of cost of capital; (5) return on net assets, return on assets, return on investment, return on capital, return on equity; (6) economic value added; (7) operating margin or operating expense; (8) net income; (9) Share price or total stockholder return; and (10) strategic business criteria, consisting of one or more objectives based on meeting specified market penetration, geographic business expansion goals, cost targets, customer satisfaction, supervision of litigation and information technology, and goals relating to acquisitions or divestitures of Subsidiaries, Affiliates or joint ventures. The targeted level or levels of performance with respect to such business criteria may be established at such levels and in such terms as the Committee may determine, in its discretion, including in absolute terms, as a goal relative to performance in prior periods, or as a goal compared to the performance of one or more comparable companies or an index covering multiple companies.

(C)

Performance Period; Timing for Establishing Performance Goals; Per-Person Limit. Achievement of performance goals in respect of such Performance Awards shall be measured over a performance period, as specified by the Committee. A performance goal shall be established not later than the earlier of (A) 90 days after the beginning of any performance period applicable to such Performance Award or (B) the time 25% of such performance period has elapsed. In all cases, the maximum Performance Award of any Participant shall be subject to the limitation set forth in Section 4(b) or Section 7(a)(v), as applicable.

(D)

Settlement of Performance Awards; Other Terms. Settlement of such Performance Awards shall be in cash, Shares, other Awards or other property, in the discretion of the Committee. The Committee may, in its discretion, reduce the amount of a settlement otherwise to be made in connection with such Performance Awards, but may not exercise discretion to increase any such amount payable to the Participant in respect of a Performance Award subject to this Section 7(a). Any settlement which changes the form of payment from that originally specified shall be implemented in a manner such that the Performance Award and other related Awards do not, solely for that reason, fail to qualify as “performance-based compensation” for purposes of Section 162(m) of the Code. The Committee shall specify the circumstances, consistent with the requirements to qualify as “performance-based compensation” for purposes of Section 162(m) of the Code, in which such Performance Awards shall be paid or forfeited in the event of Termination of Service of the Participant or other event (including a Change of Control) prior to the end of a performance period or settlement of such Performance Awards.

(E)

Maximum Annual Cash Award. The maximum amount payable upon settlement of a cash-settled Performance Unit (or other cash-settled Award) granted under this Plan for any calendar year to any Eligible Person that is intended to satisfy the requirements for “performance-based compensation” under Section 162(m) of the Code shall not exceed $1,000,000.

7.2. Written Determinations. Determinations by the Committee as to the establishment of performance goals, the amount potentially payable in respect of Performance Awards, the level of actual achievement of the specified performance goals relating to Performance Awards and the amount of any final Performance Award shall be recorded in writing in the case of Performance Awards intended to qualify under Section 162(m) of the Code. Specifically, the Committee shall certify in writing, in a manner conforming to applicable regulations under Section 162(m), prior to settlement of each such Award, that the performance objective relating to the Performance Award and other material terms of the Award upon which settlement of the Award was conditioned have been satisfied.

SECTION 8.  Change of Control Provisions.

8.1. Acceleration of Exercisability and Lapse of Restrictions. Unless otherwise provided by the Committee at the time of the Award grant, in the event of a Change of Control, (i) all outstanding Awards pursuant to which the Participant may have rights the exercise of which is restricted or limited, shall become fully exercisable at the time of the Change of Control, and (ii) unless the right to lapse of restrictions or limitations is waived or deferred by a Participant prior to such lapse, all restrictions or limitations (including risks of forfeiture and deferrals) on outstanding Awards subject to restrictions or limitations under the Plan shall lapse, and all performance criteria and other conditions to payment of Awards under which payments of cash, Shares or other property are subject to conditions shall be deemed to be achieved or fulfilled and shall be waived by the Company at the time of the Change of Control.

8.2. Definition of Change of Control. For purposes of this Plan, “Change of Control” shall mean:

(A)

the beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) (a “Person”), of 30% or more of either (1) the then outstanding shares of common stock of the Company (the “Outstanding Company Common Stock”) or (2) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided, however, that the following shall not constitute a Change of Control: (i) such beneficial ownership by a Subsidiary of the Company; (ii) such beneficial ownership by any employee benefit plan (or related trust) sponsored or maintained by the Company or any or its Subsidiaries; (iii) such beneficial ownership by any corporation with respect to which, immediately following the acquisition of such beneficial ownership, more than 50% of, respectively, the then outstanding shares of common stock of such corporation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such acquisition in substantially the same proportions as their ownership, immediately prior to such acquisition, of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, and no Person (other than Persons described in clause (iv) below) beneficially owns 30% or more of the voting securities of such corporation; (iv) such beneficial ownership by members of the immediate family of Robert J. Higgins or one or more trusts established for the benefit of such family members; or (v) beneficial ownership by a Person of a percentage of Outstanding Company Common Stock or Outstanding Company Voting Securities which is less than the percentage of Outstanding Company Common Stock or Outstanding Company Voting Securities, as the case may be, held by members of the immediate family of Robert J. Higgins and one or more trusts established for the benefit of such family members; or

(B)

during any period of two consecutive years, individuals who, as of the beginning of such period, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the beginning of such period whose election, or nomination for election by the Company’s shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of either an actual or threatened election contest (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act); or

(C)

consummation of a reorganization, merger or consolidation, in each case, with respect to which all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company

Voting Securities immediately prior to such reorganization, merger or consolidation, do not, following such reorganization, merger or consolidation, beneficially own, directly or indirectly, more than 50% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such reorganization, merger or consolidation in substantially the same proportions as their ownership, immediately prior to such reorganization, merger or consolidation, of the Outstanding Company Common Stock and Outstanding Company Voting Securities as the case may be; or

(D)

consummation of a sale or disposition of all or substantially all of the assets of the Company, other than to a corporation with respect to which, following such sale or other disposition, more than 50% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of such corporation is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such sale or other disposition, in substantially the same proportions as their ownership of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be; or

(E)	approval by the shareholders of the Company of a complete liquidation or dissolution of the Company.

SECTION 9.  General Provisions.

9.1. Compliance with Legal and Trading Requirements. The Plan, the granting and exercising of Awards thereunder, and the other obligations of the Company under the Plan and any Award Agreement, shall be subject to all applicable federal, state and foreign laws, rules and regulations, and to such approvals by any stock exchange, regulatory or governmental agency as may be required. The Company, in its discretion, may postpone the issuance or delivery of Shares under any Award until completion of such stock exchange or market system listing or registration or qualification of such Shares or other required action under any state, federal or foreign law, rule or regulation as the Company may consider appropriate, and may require any Participant to make such representations and furnish such information as it may consider appropriate in connection with the issuance or delivery of Shares in compliance with applicable laws, rules and regulations. No provisions of the Plan shall be interpreted or construed to obligate the Company to register any Shares under federal, state or foreign law. The Shares issued under the Plan may be subject to such other restrictions on transfer as determined by the Committee.

9.2. No Right to Continued Employment or Service. Neither the Plan nor any action taken thereunder shall be construed as giving any employee, consultant or director the right to be retained in the employ or service of the Company or any of its Subsidiaries or Affiliates, nor shall it interfere in any way with the right of the Company or any of its Subsidiaries or Affiliates to terminate any employee’s, consultant’s or director’s employment or service at any time.

9.3. Taxes. The Company or any Subsidiary or Affiliate is authorized to withhold from any Award granted, any payment relating to an Award under the Plan, including from a distribution of Shares, or any payroll or other payment to an Eligible Person, amounts of withholding and other taxes due in connection with any transaction involving an Award, and to take such other action as the Committee may deem advisable to enable the Company and Eligible Persons to satisfy obligations for the payment of withholding taxes and other tax obligations relating to any Award. This authority shall include authority to withhold or receive Shares or other property and to make cash payments in respect thereof in satisfaction of an Eligible Person’s tax obligations; provided, however, that the amount of tax withholding to be satisfied by withholding Shares shall be limited to the minimum amount of taxes, including employment taxes, required to be withheld under applicable Federal, state and local law.

9.4. Changes to the Plan and Awards. The Board may amend, alter, suspend, discontinue, or terminate the Plan or the Committee’s authority to grant Awards under the Plan without the consent of shareholders of the Company or Participants, except that any such amendment, alteration, suspension, discontinuation, or termination shall be subject to the approval of the Company’s shareholders (i) to the extent such shareholder approval is required under the rules of any stock exchange or automated quotation system on which the Shares may then be listed or quoted, or (ii) as it applies to ISOs, to the extent such shareholder approval is required under Section 422 of the Code; provided, however, that, without the consent of an affected Participant, no amendment, alteration, suspension, discontinuation, or termination of the Plan may materially and adversely affect the rights of such Participant under any Award theretofore granted to him or her. The Committee may waive any conditions or rights under, amend any terms of, or amend, alter, suspend, discontinue or terminate, any Award theretofore granted, prospectively or retrospectively; provided, however, that, without the consent of a Participant, no amendment, alteration, suspension, discontinuation or termination of any Award may materially and adversely affect the rights of such Participant under any Award theretofore granted to him or her.

9.5. No Rights to Awards; No Shareholder Rights. No Eligible Person or employee shall have any claim to be granted any Award under the Plan, and there is no obligation for uniformity of treatment of Eligible Persons and employees. No Award shall confer on any Eligible Person any of the rights of a shareholder of the Company unless and until Shares are duly issued or transferred to the Eligible Person in accordance with the terms of the Award.

9.6. Unfunded Status of Awards. The Plan is intended to constitute an “unfunded” plan for incentive compensation. With respect to any payments not yet made to a Participant pursuant to an Award, nothing contained in the Plan or any Award shall give any such Participant any rights that are greater than those of a general creditor of the Company; provided, however, that the Committee may authorize the creation of trusts or make other arrangements to meet the Company’s obligations under the Plan to deliver cash, Shares, other Awards, or other property pursuant to any Award, which trusts or other arrangements shall be consistent with the “unfunded” status of the Plan unless the Committee otherwise determines with the consent of each affected Participant.

9.7. Nonexclusivity of the Plan. Neither the adoption of the Plan by the Board nor its submission to the shareholders of the Company for approval shall be construed as creating any limitations on the power of the Board to adopt such other incentive arrangements as it may deem desirable, including, without limitation, the granting of options and other awards otherwise than under the Plan, and such arrangements may be either applicable generally or only in specific cases.

9.8. Not Compensation for Benefit Plans. No Award payable under this Plan shall be deemed salary or compensation for the purpose of computing benefits under any benefit plan or other arrangement of the Company for the benefit of its employees, consultants or directors unless the Company shall determine otherwise.

9.9. No Fractional Shares. No fractional Shares shall be issued or delivered pursuant to the Plan or any Award. The Committee shall determine whether cash, other Awards, or other property shall be issued or paid in lieu of such fractional Shares or whether such fractional Shares or any rights thereto shall be forfeited or otherwise eliminated.

9.10. Governing Law. The validity, construction, and effect of the Plan, any rules and regulations relating to the Plan, and any Award Agreement shall be determined in accordance with the laws of New York, without giving effect to principles of conflict of laws thereof.

9.11. Effective Date; Plan Termination. The Plan shall become effective as of June 28, 2017 (the “Effective Date”), subject to approval by the shareholders of the Company. The Plan shall terminate as to future awards on the date which is ten (10) years after the Effective Date.

9.12. Section 409A. It is intended that the Plan and Awards issued thereunder will comply with, or be exempt from, Section 409A of the Code (and any regulations and guidelines issued thereunder), and the Plan and such Awards shall be interpreted on a basis consistent with such intent. The Plan and any Award Agreements issued thereunder may be amended in any respect deemed by the Board or the Committee to be necessary in order to preserve compliance with

Section 409A of the Code. In no event whatsoever shall the Company be liable for any additional tax, interest or penalties that may be imposed on a Participant by Section 409A of the Code or any damages for failing to comply with Section 409A of the Code.

9.13. Titles and Headings. The titles and headings of the sections in the Plan are for convenience of reference only. In the event of any conflict, the text of the Plan, rather than such titles or headings, shall control.

Trans World Entertainment Corporation IMPORTANT ANNUAL MEETING INFORMATION
Electronic Voting Instructions
Available 24 hours a day, 7 days a week!
Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy.
VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.
Proxies submitted by the Internet or telephone must be received by 1:00 a.m., Eastern Standard Time, on June 28, 2017.

Vote by Internet • Go to www.envisionreports.com/TWMC • Or scan the QR code with your smartphone • Follow the steps outlined on the secure website

Vote by telephone
		•	Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone
Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒	•	Follow the instructions provided by the recorded message
		•	There is NO CHARGE for this call

Annual Meeting Proxy Card

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A	Proposals — The Board of Directors recommends a vote FOR all the nominees listed and FOR Proposal 2.

1. Election of Directors:	01 - Michael Feurer 04 - Michael Nahl	02 - Martin Hanaka 05 - Michael Reickert	03 - Robert Marks 06 - Michael Solow	+

☐	Mark here to vote FOR all nominees

☐	Mark here to WITHHOLD vote from all nominees
		01	02	03	04	05	06
☐	For All EXCEPT - To withhold a vote for one or more nominees, mark the box to the left and the corresponding numbered box(es) to the right.	☐	☐	☐	☐	☐	☐

		For	Against	Abstain
2.	To approve the Amended and Restated 2005 Long Term Incentive Plan.	☐	☐	☐	3.	In their discretion, the Proxies are authorized to vote upon all other matters that properly may be presented at the meeting.

B	Non-Voting Items

Change of Address — Please print your new address below.	Comments — Please print your comments below.	Meeting Attendance
		Mark the box to the right if you plan to attend the Annual Meeting.	☐

C	Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /

If voting by mail, you must complete Sections A & C and mail in the provided envelope.

1 U P X	+

02LRGB

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

Proxy — Trans World Entertainment Corporation

Notice of 2017 Annual Meeting of Shareholders

Trans World Entertainment
38 Corporate Circle
Albany, NY 12203
Proxy Solicited by Board of Directors for Annual Meeting — June 28, 2017

Michael Solow and Edwin J. Sapienza, or any of them (each, a “Proxy” and together the “Proxies”), each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Stockholders of Trans World Entertainment Corporation to be held on June 28, 2017 or at any postponement or adjournment thereof.

Shares represented by this proxy will be voted as directed herein. If no such directions are indicated, the Proxies will have authority to vote FOR Item 1 and 2.

In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

(Items to be voted appear on reverse side.)